Exhibit 4.1

Execution Version

March 24, 2026

TAKEOFF MERGER SUB INC.

AS ISSUER

COMPUTERSHARE TRUST COMPANY, N.A.

AS TRUSTEE, NOTE REGISTRAR, PAYING AGENT, TRANSFER AGENT AND ESCROW

AGENT

INDENTURE

Appendix A — Provisions Relating to Initial Notes

EXHIBIT INDEX

Exhibit A-1-1 — Form of Rule 144A Initial Note (2028 Notes)
Exhibit A-1-2 — Form of Regulation S Initial Note (2028 Notes)
Exhibit A-2-1 — Form of Rule 144A Initial Note (2029 Notes)
Exhibit A-2-2 — Form of Regulation S Initial Note (2029 Notes)
Exhibit A-3-1 — Form of Rule 144A Initial Note (2031 Notes)
Exhibit A-3-2 — Form of Regulation S Initial Note (2031 Notes)
Exhibit A-4-1 — Form of Rule 144A Initial Note (2036 Notes)
Exhibit A-4-2 — Form of Regulation S Initial Note (2036 Notes)
Exhibit B— Form of Exchange Note
Exhibit C — Form of Supplemental Indenture

CROSS-REFERENCE TABLE*

Section of Trust Indenture Act of 1939, as amended	Section of Indenture
310(a)	6.09
310(b)	6.08
6.10
311(a)	6.13
311(b)	6.13
312(a)	7.01
7.02
312(b)	7.02
312(c)	7.02
313(a)	7.03
313(b)	7.03
313(c)	7.03
7.03
313(d)	7.03
314(a)	7.04
314(b)	Inapplicable
314(c)	Inapplicable
314(d)	Inapplicable
314(e)	Inapplicable
314(f)	Inapplicable
315(a)	6.01(a)
6.03
315(b)	6.02

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

315(c)	6.01
315(d)	6.01(c)
315(e)	5.14
316(a)	5.12
316(b)	5.07
316(c)	Inapplicable
317(a)	5.03
317(b)	11.03
318(a)	1.02

*	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

INDENTURE, dated as of March 24, 2026, between Takeoff Merger Sub Inc., a Delaware corporation (herein called the “Company”) and Computershare Trust Company, N.A., a national banking association organized under the laws of the United States, as Trustee.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Notes” or the “Securities”), to be issued in one or more series as in this Indenture provided.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (i) $800,000,000 aggregate principal amount of the Company’s 4.400% Senior Notes due 2028 (the “2028 Notes”), (ii) $1,200,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2029 (the “2029 Notes”), (iii) $1,500,000,000 aggregate principal amount of the Company’s 4.850% Senior Notes due 2031 (the “2031 Notes”) and (iv) $500,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2036 (the “2036 Notes”), in each case, issued on the Issue Date (the 2028 Notes, the 2029 Notes, the 2031 Notes and the 2036 Notes, collectively, the “Initial Notes”) and any other Additional Notes of the Company issued hereunder. Subject to the conditions and compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Notes.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date in question;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable in respect of the Notes, such mention will be deemed also to refer to any additional amount that may be payable with respect to that amount under the obligations set forth in Section 10.09.

Certain terms used principally in ARTICLE VI and X, are defined in those Articles. In addition, when used herein the following capitalized terms shall have the meanings set forth below:

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Notes” means Notes (other than the Initial Notes) issued from time to time under this Indenture subsequent to the Issue Date.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control, with such first Person. As used in this definition, “Control” means the possession, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agents” means each of the Paying Agent, Transfer Agent, Authentication Agent and Note Registrar.

“Air Lease” means Air Lease Corporation, a Delaware corporation.

“Air Lease Merger” means the transactions contemplated by the Merger Agreement, pursuant to which the Company will merge with and into Air Lease, with Air Lease surviving as Sumisho Air Lease Corporation, an indirect wholly owned subsidiary of the Parent.

“Aircraft Assets” means (x) aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the items in this clause (x) and (y) intermediate or operating leases relating to any of the items in the foregoing clause (x).

“Apollo” means Apollo Capital Management, L.P., a Delaware limited partnership, and any Affiliates thereof.

“Authentication Agent” has the meaning specified in Section 6.14.

“Board of Directors” means either the board of directors of the Company, any committee of such board duly authorized to act hereunder or any officer authorized by the board of directors of the Company or a committee thereof to act under this Indenture.

“Board Resolution” means a copy of a resolution certified by an authorized officer of the Company, to have been duly adopted by the applicable Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Brookfield” means Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, a Delaware limited liability company, and any Affiliates thereof.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close or such other day as provided in or pursuant to a Directors’ Certificate or supplemental indenture referred to in Section 3.01.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” of a Person means equity interests in such Person, including any ordinary shares, preference shares, common stock, preferred stock, limited liability or partnership interests (whether general or limited), and all warrants or options with respect to, or other rights to purchase, the foregoing, but excluding other indebtedness (other than preferred stock) convertible into equity.

“Change of Control” means the occurrence of any of the following:

(1) any event, transaction or series of related transactions whereby a “person” or “group” (as those terms are used in Section 13(d) of the Exchange Act), other than any of the Permitted Holders, becomes the direct “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority in the aggregate of the total voting power of the Company’s Voting Stock, whether as a result of the issuance of securities by the Company, any merger, consolidation, liquidation or dissolution of the Company, or any direct or indirect transfer of securities issued by the Company by the then beneficial owners or otherwise (for purposes of this clause, the beneficial owners shall be deemed to beneficially own any Voting Stock of a Person held by any other Person so long as the beneficial owners beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the Company);

(2) the adoption of a plan relating to the Company’s liquidation or dissolution; or

(3) the Company’s merger or consolidation with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all of the Company’s assets (determined on a consolidated basis in accordance with GAAP) to another Person, in each case, other than a transaction in which the survivor or transferee is a Person whose Voting Stock is at least majority beneficially owned by any of the Permitted Holders.

“Change of Control Triggering Event” has the meaning specified in Section 10.10(a).

“Commission” means the U.S. Securities and Exchange Commission, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by (i) any Responsible Officer of the Company authorized by the Board of Directors to act under this Indenture, (ii) any two directors of the Company, (iii) any director and the company secretary of the Company or (iv) any director of the Company and any attorney duly authorized pursuant to a power of attorney issued by the Company whether now existing or as may be subsequently issued, further amended, updated or supplemented from time to time, and delivered to the Trustee, the relevant Paying Agent, Note Registrar, Authentication Agent or Transfer Agent, as applicable.

“Consolidated Tangible Assets” means, at any date, the total assets of the Company and its Subsidiaries reported on the most recently prepared consolidated balance sheet of the Company filed with the Commission or delivered to the Trustee as of the end of a fiscal quarter, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or any of its Subsidiaries or that otherwise would be considered intangible assets under generally accepted accounting principles, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Corporate Trust Office” means the principal office of the Trustee at 1505 Energy Park Drive, St. Paul, MN 55108, Attention: Corporate Trust Services – Takeoff Merger Administrator, or at such other location as shall be designated by written notice to the other parties hereto.

“Corporation” includes corporations, associations, companies and business trusts.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 3.01 and reasonably satisfactory to the Trustee, and if at any time there is more than one such Person, “Depositary” as used with respect to the Notes of any series shall mean the Depositary with respect to the Notes of such series.

“Directors’ Certificate” means a certificate signed on behalf of the Company by (i) any Responsible Officer of the Company authorized to act under this Indenture by the Board of Directors, (ii) any two directors of the Company (ii) any director and the company secretary of the Company, as applicable, or (iii) any director of the Company and any attorney duly authorized pursuant to a power of attorney issued by the Company, whether now existing or as may be subsequently issued, further amended, updated or supplemented from time to time, and delivered to the Trustee.

“ECA Indebtedness” means any indebtedness incurred in order to fund the deliveries of new Aircraft Assets, which indebtedness is guaranteed by one or more Export Credit Agencies, including guarantees thereof by the Company or any of its Subsidiaries.

“Escrow Account” has the meaning specified in Section 15.01(a).

“Escrow Agent” means Computershare Trust Company, N.A., in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement, dated as of March 24, 2026, among the Company, the Trustee and the Escrow Agent, as such agreement may be amended, supplemented or modified from time to time.

“Escrow End Date” means December 1, 2026 or, if the Air Lease Merger is not consummated prior to December 1, 2026, the date that is five business days after any later date to which the parties to the Merger Agreement may agree to extend the “End Date” in the Merger Agreement.

“Escrow Release” has the meaning specified in Section 15.02(a).

“Escrow Release Certificate” has the meaning specified in Section 15.01(b).

“Escrow Release Conditions” means the satisfaction or waiver, or that the Company believes will be satisfied or waived substantially concurrently with the release of the Escrowed Property, in accordance with the terms of the Merger Agreement, of all conditions precedent to the consummation of the Air Lease Merger (other than those conditions that by their terms are to be satisfied substantially concurrently with the consummation of the Air Lease Merger), including the merger of the Company with and into Air Lease, with Air Lease surviving as an indirect Wholly Owned Subsidiary of the Parent.

“Escrow Release Date” has the meaning specified in Section 15.02(a).

“Escrowed Property” has the meaning specified in Section 15.01.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Export Credit Agencies” means collectively, the export credit agencies or other governmental authorities that provide export financing of new Aircraft Assets (including, but not limited to, the Brazilian Development Bank, Compagnie Francaise d’Assurance pour le Commerce Exterieur, His Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department, Euler-Hermes Kreditversicherungs AG, the Export-Import Bank of the United States, the Export Development Canada or any successor thereto).

“Fitch” means Fitch Rating Service, Inc., and any successor to the ratings business thereof.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time. All ratio computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Global Note” means (1) with respect to the Initial Notes, a Note in fully registered, global form without interest coupons subject to the provisions of Appendix A hereto and (2) otherwise, a Note in the form prescribed in Section 2.04 evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Governmental Authority” means:

(1) the government of:

(a) the U.S. or any State or other political subdivision thereof, or

(b) any other jurisdiction in which the Company or any Subsidiary of the Company conducts all or any part of its business, or which asserts jurisdiction over any of the Company’s Properties or any of the Properties of any of the Company’s Subsidiaries, or

(2) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant debt security shall be payable, in each case, where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case, where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in either case of (i) or (ii), is not callable or redeemable at the option of the issuer or issuers thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Guarantee” means any guarantee of the Notes pursuant to the terms of this Indenture.

“Guarantor” means any Subsidiary of the Company that guarantees the Notes in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Holdings” means Sumisho Air Lease Finance Corporation, a Delaware corporation.

“Indebtedness” means, with respect to any Person, at any time, without duplication,

(1) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(2) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

(3) (a) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(4) all liabilities for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(5) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

(6) any guarantee of such Person with respect to liabilities of a type described in any of clauses (1) through (5) hereof.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Notes established as contemplated by Section 3.01.

“Initial Notes” as defined in the recitals hereto.

“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Grade Rating” means any of: (1) a rating equal to or higher than BBB- (or the equivalent) by S&P, (2) a rating equal to or higher than BBB- (or the equivalent) by Fitch, (3) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, or (4) a rating equivalent to Investment Grade Rating, as that term is defined for S&P, Fitch and Moody’s, for any other Rating Agency that provides a rating of the Notes.

“IRS” means the Internal Revenue Service of the U.S., a bureau of the U.S. Department of Treasury.

“Issue Date” means March 24, 2026, the date on which the Initial Notes are first being issued.

“Legal Defeasance” has the meaning specified in Section 13.02.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any Capital Lease, upon or with respect to any Property or asset of such Person.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of September 1, 2025, by and among Air Lease, the Parent and the Company.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the ratings business thereof.

“Non-Recourse Indebtedness” means, with respect to any Person, any indebtedness of such Person or its Subsidiaries that is, by its terms, recourse only to specific assets and non-recourse to the assets of such Person generally and that is neither guaranteed by any Affiliate (other than a Subsidiary) of such Person or would become the obligation of any Affiliate (other than a Subsidiary) of such Person upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, (ii) recourse to the equity interests of such Person or its Subsidiaries and to a guarantee by the Company or any Affiliate of the Company that does not exceed 10% of the outstanding indebtedness of such Person and its Subsidiaries, including such a guarantee of Warehouse Facility Indebtedness, and (iii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on indebtedness.

“Notes” has the meaning stated in the first recital of this Indenture.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.05.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Trustee, the relevant Paying Agent, the Note Registrar, the Authentication Agent or the Transfer Agent, as applicable, who may be counsel for the Company, and who shall be acceptable to the Trustee, the relevant Paying Agent, the Note Registrar, the Authentication Agent or the Transfer Agent if addressed to them.

“Original Issue Discount Note” means any Note which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except;

(1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Notes which have been defeased pursuant to Section 13.02 hereof; and

(4) Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that

(a) in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Note that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02, (ii) the principal amount of a Note denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Note, of the principal amount of such Note (or, in the case of an Original Issue Discount Note denominated in a foreign currency or currency unit, the U.S. dollar equivalent, determined as of the date of original issuance of such Note, of the amount determined as provided in (a) above), and

(b) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company, or of such other obligor.

“Par Call Date” means, with respect to the 2029 Notes, February 24, 2029 (the date that is one month prior to the maturity date of the 2029 Notes), with respect to the 2031 Notes, February 24, 2031 (the date that is one month prior to the maturity date of the 2031 Notes) and with respect to the 2036 Notes, December 24, 2036 (the date that is three months prior to the maturity date of the 2036 Notes).

“Parent” means Sumisho Air Lease Corporation Designated Activity Company (f/k/a Gladiatora Designated Activity Company), an Irish private limited company.

“Paying Agent” means Computershare Trust Company, N.A. and its successors and assigns, and/or any other Person the Company appoints as Paying Agent.

“Permitted Holders” means one or more of SMBC AC, Sumitomo, Apollo and Brookfield.

“Permitted Jurisdiction” means any of the United States, any state or territory thereof or the District of Columbia.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Place of Payment,” when used with respect to the Notes of any series, means the place or places where the principal of (and premium, if any) and interest on the Notes of that series are payable as specified in or as contemplated by Section 3.01; provided, however, that notwithstanding any other provision of this Indenture, so long as Computershare Trust Company, N.A. is the Trustee and the Paying Agent hereunder, the Place of Payment shall be New York, New York.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Property” or “Properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Rating Agencies” means S&P, Fitch, Moody’s and, subsequent to the date of this Indenture, shall include any other credit rating agency that provides a rating of the Notes, so long as that credit rating agency is properly registered with, and recognized by, the Commission as a valid nationally recognized statistical rating organization pursuant to Section 15E of the Exchange Act at all times that such credit rating agency provides a rating of the Notes.

“Ratings Event” means that at any time within 60 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a Change of Control or of the Company’s intention or that of any Person to effect a Change of Control, the rating on the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by (1) one Rating Agency if the Notes are rated by two or fewer Rating Agencies or (2) at least a majority of such Rating Agencies if the Notes are rated by three or more Rating Agencies; provided, that a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company and the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).

“Redemption Date” means the date specified as such in a notice given by the Company to the Holders of any Note.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” with respect to the interest payable on any Interest Payment Date on the Notes of any series means the date specified for that purpose as contemplated by Section 3.01.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such Redemption Date.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, assistant vice president, any trust officer, or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-mentioned officers who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of November 14, 2025, among Holdings, Sumitomo Mitsui Banking Corporation, Citibank, N.A. and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners, and the other financial institutions party thereto.

“S&P” means Standard & Poor’s Ratings Services, a subsidiary of S&P Global Inc. and any successor to the ratings business thereof.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended.

“SMBC AC” means SMBC Aviation Capital Limited, a limited company registered in Ireland under company number 270775 with its registered office at Fitzwilliam 28, Fitzwilliam Street Lower, Dublin 2, Ireland, D02 KF20 and any Affiliates thereof.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the Commission as in effect on the date of this Indenture) of the Company other than a Subsidiary that is a Special Purpose Aircraft Financing Entity.

“Site” has the meaning specified in Section 1.15.

“Special Mandatory Redemption Amount” has the meaning specified in Section 15.03(a).

“Special Mandatory Redemption Date” has the meaning specified in Section 15.03(a).

“Special Mandatory Redemption Price” means 101% of the principal amount of the Notes being redeemed.

“Special Purpose Aircraft Financing Entity” means a Subsidiary of the Company (x) that engages in no business other than the purchase, finance, refinance, lease, sale and management of Aircraft Assets, the ownership of Special Purpose Aircraft Financing Entities and business incidental thereto; (y) substantially all of the assets of which are comprised of Aircraft Assets and/or Capital Stock in Special Purpose Aircraft Financing Entities; and (z) that is not obligated under, or the organizational documents or financing documents of which prevent it from incurring, in each case, indebtedness for money borrowed other than indebtedness incurred to finance or refinance the purchase, lease or acquisition of Aircraft Assets and the purchase of Special Purpose Aircraft Financing Entities or the cost of construction, repair, refurbishment, modification or improvement thereof.

“Special Record Date” with respect to the payment of any Defaulted Interest, means the date specified pursuant to Section 3.07(a).

“Specified Indebtedness” means with respect to any Person, any Indebtedness of such Person the outstanding principal amount of which equals at least $100,000,000.

“Stated Maturity,” when used with respect to any series of any Note or any installment of principal thereof or interest thereon, means the date specified in the documentation governing such Note as the fixed date on which the principal of such series of Note or such installment of principal or interest is due and payable, subject to any provisions for adjustment or deferral of any such date as contemplated by Section 3.01, and will not include any contingent obligations to repay, redeem or repurchase any such series or such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means (x) any corporation, association or similar business entity (other than a partnership, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof (or Persons performing similar functions) or (y) any partnership, limited liability company, trust or similar entity of which more than 50% of the capital accounts, distribution rights or total equity, as applicable, is, in the case of clauses (x) and (y), at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Sumitomo” means Sumitomo Corporation, a company incorporated under the laws of Japan, and any Affiliates thereof.

“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of November 14, 2025, among Holdings, Sumitomo Mitsui Banking Corporation, Citibank, N.A. and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners, and the other financial institutions party thereto.

“Termination Notice” has the meaning specified in Section 15.01(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any series shall mean the Trustee with respect to Notes of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“U.S.” means United States.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title

“vice president.”

“Voting Stock” means, with respect to any Person, Capital Stock (including shares, interests, membership interests, participations or other equivalents, however designated, in the equity of such Person) of any class or kind having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities, with a financial institution or other lender or purchaser exclusively to finance or refinance the purchase by the Company or a Subsidiary of the Company of Aircraft Assets.

“Warehouse Facility Indebtedness” means indebtedness under any Warehouse Facility; provided that the amount of any particular Warehouse Facility Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Wholly Owned Subsidiary” means, with respect to any Subsidiary of a Person, that all of the shares of Capital Stock or other ownership interests of such Subsidiary (except director’s qualifying shares and, in the case of any Subsidiary in a jurisdiction outside the U.S., shares not exceeding 5% of total shares) are at the time, directly or indirectly, owned by such Person.

Section 1.02 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee, the Note Registrar or the Paying Agent to take any action under any provision of this Indenture, the Company shall furnish to the Trustee, the Note Registrar or the Paying Agent, as applicable, a Directors’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, including any request to authenticate and deliver Notes of any series pursuant to Section 3.03, no additional certificate or opinion need be furnished.

Every Directors’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture, other than certificates provided pursuant to Section 7.04(d), shall include substantially the following:

(a) a statement that each individual signing such Directors’ Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Directors’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a director of the Company may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, or representations by counsel, unless such director or Responsible Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel or representations by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, a director or Responsible Officer of the Company stating that the Person providing such certificate or Opinion of Counsel or representations by counsel has relied upon information with respect to such factual matters that is in the possession of the Company, unless such Person knows or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other director authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, Note Registrar, Paying Agent or Authentication Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.05 Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office or at any other address previously furnished in writing to the Trustee by the Company, or

(c) the Paying Agent or Note Registrar by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given furnished or filed in writing to or with the Paying Agent or Note Registrar, respectively, at the Corporate Trust Office or other equivalent office if the Paying Agent or Note Registrar is not the Trustee, or such other address previously furnished in writing to the Company and the Trustee by the Paying Agent, Authentication Agent or Note Registrar, as the case may be.

Section 1.06 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.09 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11 Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that application of the law of another jurisdiction would be required thereby.

Section 1.12 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest, except as provided in Section 5.02(a)(iii), if applicable, shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.13 USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, Paying Agent, Authentication Agent and the Note Registrar, like all financial institutions, is required to obtain, verify and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee, Paying Agent, Authentication Agent and Note Registrar with such information as the Trustee, Paying Agent, Authentication Agent and Note Registrar may reasonably request in order for the Trustee, Paying Agent, Authentication Agent and Note Registrar to satisfy the requirements of the USA Patriot Act.

Section 1.14 Trust Indenture Act. Prior to qualification of this Indenture under the Trust Indenture Act, the provisions of the Trust Indenture Act shall not be applicable other than as expressly provided herein. Upon qualification of this Indenture, the applicable provisions of the Trust Indenture Act shall apply to the Indenture. If this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, such provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.15 NRSRO Compliance. It is hereby agreed that to the extent that any Note or instrument issued pursuant to this Indenture is rated by a nationally recognized statistical rating organization, Computershare Trust Company, N.A., in its various capacities hereunder, shall have no duty or obligation to (i) maintain any password-protected web site within the meaning of 17 CFR 240.17g-5 a (“Site”) or (ii) upload any information required to be maintained on such a Site.

Section 1.16 Consent to Jurisdiction. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any U.S. federal or state court located in the State and City of New York, Borough of Manhattan, in any action or proceeding arising out of or relating to this Indenture, the Notes and any supplemental indenture or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be heard and determined in such U.S. federal or state court located in the State and City of New York, Borough of Manhattan. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that the Trustee, any Agent or any Holder may otherwise have to bring any action or proceeding relating to this Indenture against the Company or its respective properties in the courts of any jurisdiction to enforce any judgment, order or process entered by such courts situated within the State of New York or to enjoin any violations hereof or for relief ancillary hereto or otherwise to collect on loans or enforce the payment of any Notes or to enforce, protect or maintain their rights and claims or for any other lawful purpose. The Company further agrees that any action or proceeding brought against the Trustee, any Agent or any Holder, if brought by the Company, shall be brought only in a U.S. federal or state court located in the State and City of New York, Borough of Manhattan.

Section 1.17 Waiver of Jury Trial. THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 1.17.

Section 1.18 Counterparts. The parties may sign any number of copies of this Indenture, Each signed copy shall be an original, but all of them together represent the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

ARTICLE II

NOTE FORMS

Section 2.01 Forms of Initial Notes. Provisions relating to the Initial Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes shall each be substantially in the forms set forth in Exhibit A-l with respect to the 2028 Notes, Exhibit A-2 with respect to the 2029 Notes, Exhibit A-3 with respect to the 2031 Notes and Exhibit A-4 with respect to the 2036 Notes, which are hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

Section 2.02 Forms of Notes other than the Initial Notes. Provisions relating to the Securities other than the Initial Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture, unless the Directors’ Certificate delivered, or indenture supplemental thereto entered into, in accordance with Section 3.01 of the Indenture in connection with the issuance of any Securities states that the provisions of Appendix A hereto hall not apply to such Securities. The Exchange Notes shall each be substantially in the form set forth in Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Notes of each series other than the Initial Notes shall be in substantially the forms set forth in the Exhibits hereto, which are hereby incorporated in and expressly made a part of this Indenture unless the Directors’ Certificate delivered, or supplemental indenture thereto entered into, in accordance with Section 3.01 of the Indenture in connection with the issuance of any Securities provides for a different form of Securities. The Notes may have notations, legends or endorsements required by law, stock exchange rule, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). If all of the Notes of any series, established by action taken pursuant to a Board Resolution, are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Note of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Note of such series.

The definitive Notes shall be printed, lithographed or engraved or may be produced in any other manner, all as determined by the attorney executing such Notes, as evidenced by their execution of such Notes.

Section 2.03 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within- mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A. as Trustee

By:

Authorized Signatory

Section 2.04 Provisions of Global Notes other than the Initial Notes. If Notes of a series other than the Initial Notes are issuable in whole or in part in global form, as specified as contemplated by Section 3.01(q), then, notwithstanding the provisions of Sections 3.01 and 3.02, any such Note shall represent such of the Outstanding Notes of such series as shall be specified therein and may provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. The global form may be permanent or temporary. Any endorsement of a Note in global form to reflect the amount, or any increase or decrease in the principal amount, of Outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or Section 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Note in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or 3.04 has been or simultaneously is delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Note in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 3.01, payment of principal of (and any premium), and interest on, any Note in permanent global form shall be made to the Person or Persons specified therein.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Notes other than the Initial Notes, any Global Note shall provide, in addition to the provisions established pursuant to Sections 2.02 and 3.01 and set forth in the preceding paragraphs, that the Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in such Global Note unless such beneficial interest is in an amount equal to an authorized denomination for Notes of such series, and that the Depositary, by accepting such Global Note, agrees to be bound by such provision.

ARTICLE III

THE NOTES

Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Initial Notes which may be authenticated and delivered under this Indenture on the Issue Date is $4,000,000,000 aggregate principal amount. The Company may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, which may be of the same series or a different series than Notes of any other series previously issued (including the Initial Notes). Any series may be reopened at any time and from time to time, after its original issue date.

The Notes may be issued in one or more series and the Notes of each such series shall rank equally and pari passu with the Notes of each other series, unless otherwise provided pursuant to this Section 3.01. There shall be established in, or pursuant to, a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in a Directors’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Additional Notes of any series after the Issue Date,

(a) the title of the Notes of the Series (which shall distinguish the Notes of the series from all other Notes);

(b) any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the same series pursuant to Section 3.04, 3.05, 3.06, 9.05 or 11.07 and except for any Notes which, pursuant to Section 3.03, shall not have been issued and sold by the Company and are therefore deemed never to have been authenticated and delivered hereunder);

(c) the Person to whom any interest on a Note of the series shall be payable if other than the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest;

(d) the date or dates on which the principal of the Notes of the series is payable and any provision for the deferral of any such date;

(e) the rate or rates (or the formula pursuant to which such rate or rates shall be determined) at which the Notes of the series shall bear interest, if any, including the rate of interest applicable on overdue payments of principal or interest, if different from the rate of interest stated in the Note; the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and any provisions for the adjustment or deferral of any such date and the Regular Record Date or any formula for determining the Record Date for the interest payable on any Interest Payment Date;

(f) the place or places where the principal of (and premium, if any) and interest, if any, on the Notes of the series shall be payable, and the place or places where the Notes of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Notes of the series may be made;

(g) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Company;

(h) the obligation, if any, of the Company to redeem or purchase Notes of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $2,000 and any integral multiples of $1,000 thereof, the denominations in which Notes of the series shall be issuable;

(j) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on the Notes of the series shall be payable if other than the currency of the U.S., which may be different tor principal, premium, if any, and interest, if any;

(k) if the principal of (and premium, if any) or interest, if any, on the Notes of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies other than that in which the Notes are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest on Notes of such series as to which such election is made shall be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

(l) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Notes of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(m) if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(n) if the Notes of the series shall not rank equally and pari passu with the Notes of each other series issued under this Indenture, the ranking of the Notes of the series, provided that the Initial Notes shall always rank at least equally and pari passu with all other Notes issued under this Indenture;

(o) any Event of Default with respect to the Notes of the series, if not set forth herein, and any additions, modifications or deletions in the Events of Default, covenants of the Company, notice requirements or redemption provisions set forth herein with respect to the Notes of such series;

(p) whether either or both of Section 13.02 and Section 13.03 shall not apply to the Notes of the series;

(q) whether the Notes of the series shall be issued in whole or in part in the form of one or more Global Notes and, in such case, the Depositary for such Global Note or Notes, which Depositary shall be, if then required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended; and

(r) any other terms of the series, including the covenants to be applicable to Notes of such series.

The foregoing requirements shall be inapplicable to the Initial Notes; provided that (i) the forms of the Initial Notes shall be set forth in an exhibit to a Directors’ Certificate to be delivered to the Trustee on the Issue Date (ii) such forms shall conform to those set forth in Exhibit A-l, Exhibit A-2, Exhibit A-3 and Exhibit A-4 hereto and (iii) the provisions of Appendix A hereto shall apply.

All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in, or pursuant to, the Board Resolution referred to above and (subject to Section 3.03) set forth in the Directors’ Certificate referred to above or in any such indenture supplemental hereto. All Notes of any one series need not be issued at one time and, unless otherwise provided, a series may be reopened for issuances of additional Notes of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by a Responsible Officer of the Company and delivered to the Trustee at or prior to the delivery of the Directors’ Certificate setting forth the terms of the series. If all of the Notes of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Note of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Note of such series.

Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date hereof, when the context requires, (1) all references in this Article and elsewhere in this Indenture to a Registration Rights Agreement shall be to the Registration Rights Agreement entered into with respect to such Additional Notes, (2) any references in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, and any other term related thereto shall be to such terms as they are defined in such Registration Rights Agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in the Registration Rights Agreement entered into with respect to such Additional Notes, (4) any Additional Interest due and payable as set forth in such Registration Rights Agreement, may be paid to the Holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein, (4) all references in this Indenture, the Notes or Initial Notes to “interest” shall be deemed to include Additional Interest, if any, unless the context requires otherwise and (5) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture (and Exchange Notes issued in exchange therefor). Indebtedness represented by Additional Notes shall be subject to the covenants contained in this Indenture.

Section 3.02 Denominations. Except as otherwise specified as contemplated by Section 3.01 for Notes of any series, the Notes of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Notes of any series, the Notes of such series shall be issuable in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 3.03 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by any attorney duly authorized pursuant to a power of attorney issued by the Company whether now existing or as may be subsequently issued, further amended, updated or supplemented from time to time. The signature of any attorney on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of an individual who was at the time of execution a duly authorized attorney of the Company shall bind the Company, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and make available for delivery such Notes. The Trustee shall authenticate and make available for delivery upon such Company Order (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $4,000,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Upon receipt of a Company Order, the Trustee shall authenticate for original issue (i) Exchange Notes in exchange for Initial Notes in an aggregate principal amount not to exceed $4,000,000,000 or (ii) Exchange Notes in exchange for Additional Notes in an aggregate principal amount not to exceed the aggregate principal amount of such Additional Notes so exchanged; provided that such Exchange Notes shall be issuable only upon the valid acceptance for exchange of Initial Notes issued on the date hereof or Additional Notes, as the case may be, of a like aggregate principal amount in accordance with an Exchange Offer pursuant to an applicable Registration Rights Agreement. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000, whether such Additional Notes are of the same or a different series than the Initial Notes.

If all of the Notes of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures in compliance with the terms of this Indenture for the issuance of such Notes and determining the terms of particular Notes of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in conclusively relying upon, a Directors’ Certificate delivered in accordance with Section 1.02 and an Opinion of Counsel stating,

(a) the form of such Notes is in conformity with the provisions of this Indenture;

(b) if the terms of such Notes have been established by or pursuant to a Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

(c) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel and paid for, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting creditors’ rights generally, and except that such counsel may advise that the enforceability of the Notes is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, that a judgment for money damages rendered by a court in the U.S. may be expressed in U.S. dollars regardless that the documentation governing such Note requires payments in a different currency, among other things.

If such terms have been so established, and without limiting any of the Trustee’s other protective provisions hereunder, the Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Notes of a series are not to be originally issued at one time, it shall not be necessary to deliver the Directors’ Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Note of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Note of such series to be issued.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04 Temporary Notes. Pending the preparation of definitive Notes of any series, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, reproduced or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the attorney executing such Securities may determine, as evidenced by their execution of such Notes.

If temporary Notes of any series are issued, the Company will cause definitive Notes of that series to be prepared without unreasonable delay. After the preparation of definitive Notes of such series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series upon surrender of the temporary Notes of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series the Company shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor a like principal amount of definitive Notes of the same series and tenor of authorized denominations. Until so exchanged the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series.

Section 3.05 Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any office or agency of the Company in a Place of Payment being herein referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note of any series at the Corporate Trust Office, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like tenor and aggregate principal amount and Stated Maturity as the surrendered Note.

At the option of the Holder, Notes of any series may be exchanged for other Notes of the same series, of any authorized denominations and of a like tenor, aggregate principal amount and Stated Maturity, upon surrender of the Notes to be exchanged at the Corporate Trust Office.

Whenever any Notes are so surrendered for exchange, the Company shall execute and the Trustee shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Holder shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05 or 11.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection for redemption of Notes of like tenor and of the series of which such Note is a part and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes of such series to be redeemed, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

If at any time the Depositary for the Notes of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Notes of such series or if at any time the Depositary for the Notes of such series shall no longer be eligible under Section 3.01, the Company shall appoint a successor Depositary with respect to the Notes of such series. If a successor Depositary for the Notes of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue Global Notes pursuant to Section 3.01 shall no longer be effective with respect to the Notes of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes of such series will authenticate and deliver Notes of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

The Company may at any time and in its sole discretion determine that the Notes of any series issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes of such series, will authenticate and deliver Notes of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

Notwithstanding any other provision in this Indenture, any transfer of a Global Note shall be subject to the terms of Appendix A hereto. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Notes evidence in whole or in part by a Global Note, the Depositary may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Note evidencing all or part of the Notes of such series unless such beneficial interest is in an amount equal to an authorized denomination for Notes of such series.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Note Registrar, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Note Registrar (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity required by the Company, the Trustee and the Note Registrar to save the Company, the Trustee and the Note Registrar and any agent of any of them harmless, then, in the absence of notice to the Company or the Note Registrar that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor, principal amount and Stated Maturity and bearing a number not contemporaneously outstanding. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company, the Trustee and the Note Registrar shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a holder in due course, and the Trustee, the Note Registrar and the Company shall be entitled to recover upon the indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Company, the Trustee or the Note Registrar or any agent of any of them in connection therewith. Such indemnification of the Company shall not require the posting of a bond.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable or shall have become subject to notice of redemption in full, the Company in its discretion may (after it receives evidence to its satisfaction of such destruction, loss or theft and such security or indemnity as it may then require), instead of issuing a new Note, pay such Note without surrender thereof, except that any mutilated security shall be surrendered to the Note Registrar for cancellation.

Upon the issuance of any new Note under this Section, the Company may require the payment by the respective Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Note Registrar or the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that series duly issued hereunder.

The provisions of this Section are exclusive of, and shall preclude (to the extent lawful), all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07 Payment of Interest; Interest Rights Preserved. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Notes, interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Note of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Person or Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and any relevant Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee any relevant Paying Agent of the notice of the proposed payment. The Company shall promptly notify the Trustee and any relevant Paying Agent of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes of such series at his, her or its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b) The Company may make payment of any Defaulted Interest on the Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be reasonably acceptable to the Trustee.

Unless the Notes of a Series have been accelerated in accordance with Section 5.02, upon payment of the Defaulted Interest related to a series of Notes the Event of Default related to such series of Notes for failure to pay interest on the applicable Interest Payment Date shall be deemed cured and of no further effect as it applies to such Notes.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.08 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Note Registrar, any relevant Paying Agent and any agent of the Company, the Trustee, the Note Registrar or any relevant Paying Agent may treat the Person in whose name such Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Note Registrar, any relevant Paying Agent nor any agent of the Company, the Trustee, any relevant Paying Agent or the Note Registrar shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, the Note Registrar or any agent of the Company, the Trustee or the Note Registrar, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in any Global Note, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Note.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 3.09 Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it in accordance with its customary procedures. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with its internal procedures.

Section 3.10 Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for Notes of any series, interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere, and, provided further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect, and the Trustee, upon receipt of such Company Request and at the sole expense of the Company, shall execute instruments prepared by the Company and reasonably acceptable to the Trustee acknowledging satisfaction and discharge of this Indenture, which instruments shall be reasonably requested by the Company, when

(a) (i) the Company or at any time when the Notes are guaranteed, the Guarantors, have paid or caused to be paid all sums payable by the Company or at any time when the Notes are guaranteed, the Guarantors, hereunder by, as and when the same shall be due and payable;

(ii) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Note Registrar for cancellation, or

(iii) all Outstanding Notes not theretofore delivered to the Note Registrar for cancellation shall:

(A) have become due and payable, whether on the Stated Maturity Date, on a Redemption Date or on a Special Mandatory Redemption Date, or

(B) by their terms, will become due and payable at their Stated Maturity within one year, or

(C) have been called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name,

(D) and at the sole expense, of the Company and the Company or, at any time when the Notes are guaranteed, the Guarantors, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee, in trust, sufficient cash or Government Obligations in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee that will generate enough cash to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity, Redemption Date, or a Special Mandatory Redemption Date, as the case may be, of all such Outstanding Notes under this Indenture (provided that, in the case of a Redemption Date or Special Mandatory Redemption Date, if the amount of cash or Government Obligations that the Company or, at any time when the Notes are guaranteed, the Guarantors must have irrevocably deposited cannot be definitively calculated, the Company or, at any time when the Notes are guaranteed, the Guarantors must have irrevocably deposited an amount of cash or Government Obligations that will generate enough cash to pay principal (and premium, if any) and interest in full, without discounting, to the Stated Maturity, Redemption Date or Special Mandatory Redemption Date, as the case may be, it being understood that any excess amounts will be returned to the Company or, at any time when the Notes are guaranteed and at the Company’s direction, the applicable Guarantors promptly following the Redemption Date or the Special Mandatory Redemption Date, as applicable); and

(b) the Company has delivered to the Trustee a Directors’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee (acting in any capacity under this Indenture) under Section 6.07 and Article XV, and, if cash or Government Obligations shall have been deposited with the Trustee pursuant to clause (a)(iii) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 and, the obligations of the Trustee under Article XV, shall survive.

Section 4.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all cash or Government Obligations deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

REMEDIES

Section 5.01 Events of Default.

“Event of Default,” wherever used herein with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless it is specifically deleted or modified in the supplemental indenture, if any, or Directors’ Certificate, if any, under which such series of Notes is issued:

(a) a default in the payment of any installment of interest upon any Note of that series when it becomes due and payable, and continuance of such default for a period of 30 days or more; or

(b) a default in the payment of all or any part of the principal of (or premium, if any) on any Note of that series when it becomes due and payable at its Maturity, when it becomes due on the Redemption Date, Special Mandatory Redemption Date, or when due by declaration or otherwise; or

(c) a default in the performance of, or compliance with, any covenants described under Sections 8.01, 8.02, and 10.10; or

(d) a default in the performance of any covenant of the Company in this Indenture or any Note (other than a covenant a default in whose performance is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Notes other than that series), and continuance of such default for a period of 90 days after there has been given a written notice, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of that series, specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) a default under any mortgage, indenture (including this Indenture) or instrument under which Indebtedness for borrowed money (other than any Indebtedness owed to any Subsidiary or that is Non-Recourse Indebtedness) of the Company or, at any time when the Notes are guaranteed, any Guarantor is issued or is secured or evidenced or the payment of which is guaranteed by the Company, or, at any time when the Notes are guaranteed, any Guarantor, which default constitutes a failure by the Company or such Guarantor to pay principal of such Indebtedness in an amount exceeding $200,000,000 at the final stated maturity date (other than as a result of acceleration), after expiration of any applicable grace periods with respect thereto, or shall have resulted in the Company’s or, at any time when the Notes are guaranteed, Guarantor’s Indebtedness (other than any Indebtedness owed to any Subsidiary or that is Non-Recourse Indebtedness) in the aggregate of $200,000,000 or more being accelerated or becoming due and payable before the date on which it would otherwise have become due and payable, and such acceleration is not rescinded or annulled or such Indebtedness for borrowed money is not discharged within a period of 60 days after there has been given a written notice, by registered or certified mail, to the Company and any applicable Guarantor by the Trustee, or written notice, by registered or certified mail, to each of the Company, such Guarantor and the Trustee by the holders of at least 25% in principal amount of the Outstanding Notes of that series, specifying such default with respect to the Indebtedness and requiring the Company to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(f) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(g) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(h) at any time when the Notes are guaranteed, any Guarantee ceases to be in full force and effect in any material respect (except as contemplated by this Indenture) or any Guarantor denies or disaffirms its respective obligations under this Indenture or the Guarantees; or

(i) any other Event of Default provided in a supplemental indenture, if any, or Directors’ Certificate, if any, with respect to Notes of the series issued under such supplemental indenture or Directors’ Certificate.

Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Notes of any series at the time Outstanding occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of that series may declare the principal amount (or, if any of the Notes of that series are Original Issue Discount Notes, such portion of the principal amount of such Notes as may be specified in the terms thereof) of all of the Notes of that series to be due and payable immediately, by a notice in writing to the Company, the Guarantors (at any time when the Notes are guaranteed) (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes of that series, by written notice to the Company and the Guarantors (at any time when the Notes are guaranteed) and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company or, at any time when the Notes are guaranteed, any Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue interest on all Notes of that series,

(ii) the principal of (and premium, if any, on) any Notes of that series which have become due and payable otherwise than by such declaration of acceleration and all interest thereon at the rate or rates prescribed therefor in such Notes,

(iii) to the extent that payment of such interest is lawful, interest upon such overdue interest, if any, at the rate or rates prescribed therefor in such Notes, and

(iv) the compensation, expenses, disbursements, indemnity obligations and advances owing to the Trustee, its agents and counsel pursuant to Section 6.07;

and

(b) all Events of Default with respect to Notes of that series, other than the nonpayment of the principal of Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 or otherwise remedied.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Notes of a series, all or part of which is represented by a Global Note, the Trustee shall establish a record date for determining Holders of Outstanding Notes of such series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders of such affected Notes on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment as the case may be, whether or not such Holders remain Holders after such record date; provided that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.02.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(a) default is made in the payment of any installment of interest on any of the Notes of such series when such interest becomes due and payable and such default continues for a period of 30 days,

(b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, or

(c) default is made in the making or satisfaction of any sinking fund payment or analogous obligation when and if the same becomes due pursuant to the terms of any Note,

the Company and, at any time when the Notes are guaranteed, the Guarantors will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company and, at any time when the Notes are guaranteed, the Guarantors fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and, at any time when the Notes are guaranteed, the Guarantors or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company and, at any time when the Notes are guaranteed, the Guarantors or any other obligor upon such Notes, wherever situated.

If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, at any time when the Notes are guaranteed, the Guarantors or any other obligor upon the Notes or the Property of the Company, at any time when the Notes are guaranteed, the Guarantors or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or, at any time when the Notes are guaranteed, the Guarantors for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be paid and applied as provided in Section 5.06.

Section 5.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee (in each of its capacities hereunder) under Section 6.07;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

Third: To the Company or to such party as a court of competent jurisdiction shall direct.

Section 5.07 Limitation on Suits. No Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of that series;

(b) the Holders of not less than 25% in principal amount of the Outstanding Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Note on the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date or Special Mandatory Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

Section 5.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. To the extent permitted by applicable law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver. To the extent permitted by applicable law, no delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be, in accordance with the terms of this Indenture.

Section 5.12 Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series; provided that

(a) such direction shall not, to the actual knowledge of a Responsible Officer of the Trustee, be in conflict with any rule of law or with this Indenture, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Upon receipt by the Trustee of any purported direction with respect to Notes of a series all or part of which is represented by a Global Note, the Trustee shall establish a record date for determining Holders of Outstanding Notes of such series entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.12.

Section 5.13 Waiver of Past Defaults. By written instruction delivered to the Company and the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Notes of any series may, on behalf of the Holders of all the Notes of such series, waive any past default or compliance with certain covenants or other provisions hereunder with respect to such series and its consequences, except a default

(a) in the payment of the principal of (or premium, if any) or interest on any Note of such series, or

(b) in respect of a covenant or provision hereof which, under ARTICLE IX, cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any series or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date or Special Mandatory Redemption Date, as applicable).

Section 5.15 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted, to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

Section 6.01 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct (provided that an ordinary negligence standard shall be applied with respect to the handling of funds), except that

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent (provided that an ordinary negligence standard shall be applied with respect to the handling of funds) in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes of any series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e) The Trustee shall not incur any liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its reasonable control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Indenture provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Indenture.

(f) The Trustee shall not be required to take any action hereunder if it shall have reasonably determined, or has been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or is otherwise contrary to law.

(g) The Trustee may, at the expense of the Company, consult with counsel and other skilled professionals to be selected in good faith and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel or other such persons as long as no Responsible Officer of the Trustee shall have any actual knowledge that such opinion or advice is inappropriate or based on incorrect information.

(h) The Trustee shall not be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Indenture, or is unsure as to the application, intent, interpretation or meaning of any provision of this Indenture, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Company, prior to the occurrence of an Event of Default actually known to a Responsible Officer of the Trustee, or to the Holders of the relevant series of Notes, after the occurrence of an Event of Default actually known to a responsible Officer of the Trustee, requesting instruction as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any such instruction received by the Company or Holders of a majority in principal amount of the Outstanding Notes of such series, the Trustee shall not be liable on account of such action to any person. If the Trustee shall not have received appropriate instructions from the relevant person or persons within twenty (20) calendar days of sending such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) the Trustee may, but shall be under no duty to, take or refrain from taking such action which is consistent, in the Trustee’s judgment, with this Indenture, and the Trustee shall have no liability to any person for any such action or inaction.

Section 6.02 Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Notes of any series which is actually known by a Responsible Officer of the Trustee, the Trustee shall transmit by mail to all Holders of Notes of such series as their names and addresses appear in the Note Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note of such series or in the payment of any sinking fund installment with respect to Notes of such series, the Trustee shall be protected in withholding such notice if and so long as it in good faith determine that the withholding of such notice is in the interest of the Holders of Notes of such series. For the purpose of this Section the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.

Section 6.03 Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter contained in such document;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) before the Trustee acts or refrains from acting, it may require a Directors’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Directors’ Certificate or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no additional liability of any kind by reason of such inquiry or investigation;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or gross negligence (ordinary negligence with respect to the handling of funds) on the part of any agent or attorney appointed with due care by it hereunder;

(g) the Trustee may request that the Company deliver a Directors’ Certificate setting forth the names of individuals and/or titles of persons authorized at such time to take specified actions pursuant to this Indenture, which Directors’ Certificate may be signed by any person authorized to sign a Directors’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent;

(k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities, fees and expenses caused by taking or not taking such action in accordance with this Indenture; and

(l) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof. Additionally, the Holders shall have no recourse against the Trustee with respect to the obligations of the Company hereunder or under the Notes.

Section 6.05 May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.12, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder.

Section 6.07 Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, court costs, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense disbursement or advance as may be attributable to its gross negligence (ordinary negligence with respect to the handling of funds) or willful misconduct as finally adjudicated by a court of competent jurisdiction; and

(c) to indemnify the Trustee, its affiliates, officers, directors, employees, shareholders and agents for, and to hold each of them harmless against, any loss, liability or expense incurred without gross negligence (ordinary negligence with respect to the handling of funds) or willful misconduct as finally adjudicated by a court of competent jurisdiction on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

The provisions of this Section 6.07 shall survive any termination of this Indenture, defeasance of the Notes in accordance with ARTICLE XIII and the resignation and removal of the Trustee in accordance with Section 6.10.

Section 6.08 Disqualification; Conflicting Interests. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 6.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which is eligible pursuant to the Trust Indenture Act to act as such and shall be a corporation organized and doing business under the laws of the U.S., any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Notes or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon the Notes. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Notes of one or more series by giving 30 days prior written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee with respect to the Notes of such series.

(c) The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series, delivered in writing to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company, or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company, or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its Property shall be appointed or any public officer shall take charge or control of the Trustee or of its Property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution of the Company may remove the Trustee with respect to all Notes, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect of the Notes of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Company, and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Notes of such series as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

(g) Notwithstanding replacement of the Trustee pursuant to Section 6.10, the retiring Trustee shall continue to benefit from the Company’s obligations under Section 6.07 and the Company shall pay to any replaced or removed Trustee all amounts owed under Section 6.07 upon such replacement or removal.

(h) Notwithstanding anything herein to the contrary, any removal of, or resignation by, the Trustee in one capacity hereunder, or any successor thereto in such capacity, shall, notwithstanding anything herein to the contrary, be deemed to constitute a removal of, or resignation by, the Trustee, in each other capacity as it is appointed hereunder, and the provisions of this Indenture, including, without limitation, the removal and resignation provisions hereof, shall be interpreted consistently with this 6.10(h).

Section 6.11 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall, at the expense of the Company, duly assign, transfer and deliver to such successor Trustee all Property and money held by such retiring Trustee hereunder.

(a) In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

(b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

(d) The resigning Trustee shall have no responsibility or liability for any action or inaction of a successor trustee.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be sold, merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.13 Preferential Collection of Claims Against Company. The Trustee is subject to and shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 6.14 Appointment of Authentication Agent. At any time when any of the Notes of one or more series remain outstanding, the Trustee may appoint an Authentication Agent or Agents (the “Authentication Agent”) with respect to Notes of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series, and Notes so authenticated shall be entitled to the benefits hereof and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made herein to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authentication Agent and a certificate of authentication executed on behalf of the Trustee by an Authentication Agent. Each Authentication Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the U.S., any State thereof or the District of Columbia, authorized under such laws to act as Authentication Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authentication Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authentication Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authentication Agent shall cease to be eligible in accordance with the provisions of this Section, such Authentication Agent shall resign immediately in the manner and with the effect specified in this Section. The Authentication Agent shall initially be the Trustee.

Any corporation into which an Authentication Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authentication Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authentication Agent, shall continue to be an Authentication Agent; provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authentication Agent.

An Authentication Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authentication Agent by giving written notice thereof to such Authentication Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authentication Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authentication Agent which shall be acceptable to the Company and shall mail notice of such appointment to each Holder of Notes of the series with respect to which such Authentication Agent will serve. Any successor Authentication Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authentication Agent. No successor Authentication Agent shall be appointed unless eligible under the provisions of this Section. The provisions of Section 6.07 shall also apply to any Authentication Agent.

The Company agrees to pay to each Authentication Agent from time to time reasonable compensation for its services under this Section. Pursuant to each appointment made under this Section, the Notes of each series covered by such appointment may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the form (i) set forth on Exhibit A-l with respect to the 2028 Notes, Exhibit A-2 with respect to the 2029 Notes, Exhibit A-3 with respect to the 2031 Notes and Exhibit A-4 with respect to the 2036 Notes or (ii) set forth in Section 2.03 for all other Notes.

Section 6.15 Roles of Trustee. For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, mutatis mutandis, as well as to each agent, custodian and other person employed by it to act hereunder.

Section 6.16 Appointment of Co-Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the funds may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the funds, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the funds, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.09 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.10 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the funds or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.17 Authorization to enter into Escrow Agreement. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement, as the same may be in effect or may be amended from time to time in writing by the parties thereto, and authorizes and directs the Trustee to enter into and acknowledge the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance herewith and therewith. The Company shall do or cause to be done all such acts and things as may be reasonably necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interests contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the applicable Notes, according to the intent and purpose herein expressed. The Company shall take, or shall cause to be taken, any and all actions reasonably required to create and maintain, as security for the obligations of the Company under this Indenture and the Notes as provided in the Escrow Agreement, a valid and enforceable first-priority security interest in and on all the Escrowed Property, in favor of the Trustee for the benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a) either (i) not later than the date specified in the applicable series of Notes in each year in the case of Original Issue Discount Notes of any series which by their terms do not bear interest prior to Maturity, or (ii) not more than 15 days after each Regular Record Date in the case of Notes of any other series, a list, each in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes of such series as of the preceding date specified in such series of Notes or as of such Regular Record Date, as the case may be; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

Section 7.02 Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(a) If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

(ii) inform such applicants as to the approximate number of Holders, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act. Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b) (or pursuant to the Trust Indenture Act, as if the Trust Indenture Act were inapplicable), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Section 7.03 Reports by Trustee. Within 60 days after the first May 15 occurring subsequent to the initial issuance of Notes hereunder and within 60 days after May 15 in each year thereafter, the Trustee shall transmit by mail to all Holders a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act (but if no event described in Section 313(a) of the Trust Indenture Act has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which any Notes are listed in accordance with Section 313(d) of the Trust Indenture Act. The Company shall promptly notify the Trustee when any Notes are listed or delisted on any stock exchange.

Section 7.04 Reports by Company. Whether or not required by the rules and regulations of the Commission, so long as any Notes remain Outstanding, the Company shall furnish to the Holders or cause the Trustee to furnish to the Holders (or file with the Commission for public availability), the following:

(a) all quarterly and annual reports that would be required to be filed with the Commission on Form 10-Q and 10-K, or any successor form, if the Company were required to file such reports, containing the information required to be contained therein, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual reports only, a report on the Company’s consolidated financial statements by the Company’s certified independent accountants; and

(b) all current reports that would be required to be filed with the Commission on Form 8-K, or any successor form, if the Company were required to file such reports containing the information required to be contained therein.

in each case, within the time periods specified in the Commission’s rules and regulations applicable to a “non-accelerated filer,” after giving effect to all applicable extensions and cure periods.

(c) if requested by any Holder, furnish to such Holder or to any prospective purchaser designated by such Holder, the Company’s business and financial information as required by paragraph (d)(4) of Rule 144A of the Securities Act, so long as the Notes remain Outstanding;

(d) furnish to the Trustee, within 120 days after the end of the Company’s fiscal year, and no less often than annually, a certificate from a principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge that (i) no Event of Default or (ii) no event that, with the giving of notice, the passage of time, or both, would constitute an Event of Default, has occurred and is continuing at such time; provided that if an event specified in (i) or (ii) above has occurred, the certificate shall specify all such events and the nature and status thereof and what action the Company plans to take to cure such default or Event of Default;

For the avoidance of doubt, the availability of the foregoing reports on the Commission’s EDGAR filing system will be deemed to satisfy the foregoing delivery requirements. The terms of this Indenture shall not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01 Company May Consolidate, Etc., Only on Certain Terms.

(a) Neither the Company nor, at any time when the Notes are guaranteed, any Guarantor will consolidate or merge with or into or wind up into (whether or not the Company or such Guarantor is the surviving corporation), in one or more related transactions, any Person unless:

(i) the resulting or surviving Person (the “Successor Company”) is the Company, such Guarantor, a Wholly Owned Subsidiary of the Company or such Guarantor or a Person organized and existing under the laws of a Permitted Jurisdiction;

(ii) the Successor Company (if other than the Company or the applicable Guarantor) expressly assumes, in the form provided in Exhibit C hereto, all of the obligations of the Company or the applicable Guarantor under the Notes and the Indenture pursuant to a supplemental indenture;

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv) the Company and the applicable Guarantor, if any, shall have delivered to the Trustee a Directors’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with this Indenture.

(b) Neither the Company nor, at any time when the Notes are guaranteed, any Guarantor will sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the Company’s or such Guarantor’s properties and assets, in one or more related transactions, to any Person unless:

(i) the Person receiving the sale, assignment, conveyance, transfer, lease or disposition is a Wholly Owned Subsidiary of the Company or a Guarantor or a Person organized and existing under the laws of a Permitted Jurisdiction;

(ii) the Person receiving the sale, assignment, conveyance, transfer, lease or disposition expressly assumes all of the obligations of the Company or such Guarantor under the Indenture and Guarantee (in the case of a Guarantor) pursuant to a supplemental indenture;

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv) the Company and the applicable Guarantor, if any, shall have delivered to the Trustee a Directors’ Certificate and an Opinion of Counsel, stating that such sale, assignment, conveyance, transfer, lease or disposition, and such supplemental indenture, if any, comply with this Indenture.

Notwithstanding anything herein to the contrary, for purposes of this Section 8.01, the lease of Aircraft Assets in the ordinary course of business of the Company, any of the Company’s Subsidiaries or at any time when the Notes are guaranteed, any Guarantors shall not be considered the lease of all or substantially all of the Company’s, or at any time when the Notes are guaranteed, any Guarantor’s Properties and assets.

A single transaction or a series of related transactions between or among the Company and its wholly-owned Subsidiaries will not be subject to the provisions of this Section 8.01.

In addition, if the conditions described in Section 8.01 are satisfied, the Company and, at any time the Notes are guaranteed, such Guarantor need not obtain the approval of the Holders in order to merge, consolidate or convey, transfer or lease all or substantially all of the Company’s or such Guarantor’s Properties and assets to another Person. Neither the Company nor, at any time when the Notes are guaranteed, any Guarantor will liquidate or dissolve other than in connection with a transaction permitted by this Article VIII. For the avoidance of doubt, nothing in this Article VIII shall prohibit the consummation of the Air Lease Merger.

Section 8.02 Successor Corporation Substituted. Upon any consolidation by the Company with or merger by the Company into any other Person in which the Company is not the surviving entity or any conveyance, transfer or lease of all or substantially of the Company’s Properties and assets in a single transaction or a series of related transactions in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company herein and therein, and thereafter, except in the case of a lease of the Company’s Properties and assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE IX

SUPPLEMENTAL INDENTURE

Section 9.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and, at any time when the Notes are guaranteed, the Guarantors, when authorized by a Board Resolution, and the Trustee (when instructed by Company Order), at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company or, at any time when the Notes are guaranteed, to any Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Notes and, at any time when the Notes are guaranteed, the Guarantees; or

(b) to add to the covenants of the Company or to add any additional Events of Default for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series); or

(c) to surrender any right or power herein conferred upon the Company or, at any time when the Notes are guaranteed, the Guarantors; or

(d) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Note Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(e) to secure all or any series of the Notes; or

(f) to establish the form or terms of Additional Notes of any series as permitted by Sections 2.02 and 3.01 or to provide for the issuance of Additional Notes having terms substantially identical in all material respects to the Initial Notes issued on the Issue Date, and all Exchange Notes issued in exchange for Initial Notes, and which shall be treated, together with other outstanding Initial Notes, as a single class of securities; or

(g) to add to, delete from, or to revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, other than the Notes; or

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(i) to cure any ambiguity, omission or defect, or to correct or supplement any provision herein or in the Notes which may be inconsistent with any other provision herein or in the Notes or, at any time when the Notes are guaranteed, the Guarantees or to make any other provisions with respect to matters or questions arising under this Indenture or in the Notes; or

(j) to make any provision which does not materially adversely affect the interests of the Holders of the Notes; or

(k) to conform the text of this Indenture or the Notes of a series to any provision of a related “Description of Notes” to the extent that such provision in the related “Description of Notes” was intended to be a verbatim, or substantially verbatim, recitation of a provision of this Indenture, the Notes of a series or, at any time when the Notes are guaranteed, the Guarantees (as provided for in a Directors’ Certificate to the Trustee).

Section 9.02 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series affected by such supplemental indenture, by act of said Holders delivered to the Company and the Trustee, the Company and, at any time when the Notes are guaranteed, the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes with respect to the series of securities that constitutes the Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or adversely affect any right of repayment at the option of the Holder of any Note, following the occurrence of a Change of Control Triggering Event with respect to such Change of Control Triggering Event, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or

(b) reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(c) modify the Company’s obligation to redeem the Notes through a Special Mandatory Redemption, as described in Section 15.03 in a manner that would adversely affect the Holder of any Note, or

(d) amend, change or modify any provision of this Indenture that would cause any of the Outstanding Notes or, at any time when the Notes are guaranteed, the Guarantees not to be pari passu in right of payment with the Company’s or, at any time when the Notes are guaranteed, the Guarantors’ existing unsecured and unsubordinated Indebtedness in a manner adverse to the Holders of such Outstanding Notes.

(e) The Escrow Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties thereto; provided that no provisions of the Escrow Agreement may be waived or modified in any manner materially adverse to the Holders of the Notes without the written consent of the Holders of a majority in principal amount of the Outstanding Notes; provided, further, that the Company, the Trustee, and the Escrow Agent may amend, supplement or otherwise modify the Escrow Agreement without the consent of the Holders:

(1)	to cure any ambiguity, omission, mistake, defect, error or inconsistency, (to provide for uncertificated Notes in addition to or in place of certificated Notes);

(2)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect any such Holder in any material respect; or

(3)

to conform the text of the Escrow Agreement to any provision of a related “Description of Notes” to the extent that such provision in the related “Description of Notes” was intended to be a verbatim, or substantially verbatim, recitation of a provision of this Indenture, the Notes of a series or, at any time when the Notes are guaranteed, the Guarantees (as provided for in a Directors’ Certificate to the Trustee).

(f) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive and (subject to Section 6.01) shall be fully protected in relying upon, a Directors’ Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Company and, at any time when the Notes are guaranteed, each Guarantor, enforceable against the Company in accordance with its terms, subject to customary exceptions, and complies with the provisions herein. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

Section 9.05 Reference in Notes to Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such series.

Section 9.06 Reservation of Rights of Trustee. Notwithstanding anything to the contrary in Sections 9.01 or 9.02, no supplemental indenture or modification or amendment to this Indenture which has the effect of (i) materially increasing the obligations or duties of the Trustee hereunder, (ii) materially decreasing the compensation or rights of the Trustee hereunder, or (iii) materially and adversely affecting the Trustee, shall become effective without the prior consent of the Trustee.

Section 9.07 Compliance with Trust Indenture Act After Qualification. After qualification of this Indenture under the Trust Indenture Act, any supplemental indenture thereafter executed will conform to the requirements of the Trust Indenture Act.

ARTICLE X

COVENANTS

Section 10.01 Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes of that series in accordance with the terms of the Notes and this Indenture, subject to the provisions of any modifications provided by the supplemental indenture, if any, or the Directors’ Certificate, if any, under which such series of Notes is issued.

Section 10.02 Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Notes an office or agency (which may be an office of the Trustee, any Paying Agent, or the Note Registrar) where Notes of that series may be presented or surrendered for payment, where Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03 Money for Notes Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly but in any event within five

(5) Business Days notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly but in any event within five (5) Business Days notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes of that series) in the making of any payment of principal (and premium, if any) or interest on the Notes of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money. Any Paying Agent shall also be entitled to the benefits and protections afforded the Trustee under ARTICLE VI.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of (and premium, if any) or interest on any Note of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04 Corporate Existence. Subject to ARTICLE VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the rights (charter and statutory) and franchises of the Subsidiaries, if applicable (unless merged into the Company or a Subsidiary); provided, however, that the Company and shall not be required to preserve any such right or franchise if it shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the and/or any Subsidiary and that the loss thereof is not adverse in any material respect to the Holders.

Section 10.05 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent and to the extent the same have become due and payable, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or Property of the Company or any Significant Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company or any Significant Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings, and the Company or any Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary, (b) the nonpayment of all such taxes, assessments, charges and claims in the aggregate is not adverse in any material respect to the Holders, or (c) the lessee of an Aircraft Asset is obliged under its lease agreement with the Company or such Subsidiary to discharge such taxes, assessments, charges and claims.

Section 10.06 Reports. The Company will deliver, transmit and furnish all reports, certificates and other documents required to be delivered, transmitted and furnished pursuant to Section 7.04 herein.

Section 10.07 Limitation on the Conduct of Business of Holdings. If Holdings incurs Specified Indebtedness, the Company shall not permit Holdings to become liable for any material obligations, hold any material assets or engage in any significant business activities or operations other than: (1) in connection with its ownership of the Capital Stock of the Company and its Subsidiaries, as applicable, (2) the maintenance of its legal existence, (3) the consummation of the issuance of the Notes, (4) performing any obligations with respect to this Indenture and any activities relating to any permitted refinancing of the Notes, (5) performing its obligations as a borrower under, and performing any activities relating to any permitted refinancing of the Term Loan Credit Agreement and the Revolving Credit Agreement and (6) in each case any activities incidental to the foregoing. At any time that Holdings is not an obligor under Specified Indebtedness, this Section 10.07 shall not be applicable.

Section 10.08 Limitation on Liens. Except as provided below, the Company will not, and will not permit any Subsidiary to, at any time pledge or otherwise subject to any Lien any of its or such Subsidiary’s property, tangible or intangible, real or personal (hereinafter “property”), without thereby expressly securing all of the debt securities outstanding under this Indenture (together, if the Company so chooses, with any other securities entitled to the benefit of a similar covenant) equally and ratably with any and all other indebtedness for borrowed money or Capital Leases, including any guarantee, secured by such Lien, so long as any such other indebtedness or Capital Lease shall be so secured, and the Company covenants that if and when any such Lien is created, such debt securities will be so secured thereby; provided, that, this restriction shall not apply to any Lien on any property existing as of the date of this Indenture or to the following Liens securing indebtedness for borrowed money or Capital Leases, including any guarantee:

(a) any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) securing Non-Recourse Indebtedness;

(b) any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) (a) existing at the time of acquisition of such property or the entity owning such property (including acquisition through merger or consolidation), or (b) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) or to secure any indebtedness (including ECA Indebtedness) or Capital Lease incurred prior thereto, at the time of, or within 180 days (18 months in the case of Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) after, the acquisition, construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(c) Liens by a Subsidiary as security for indebtedness owed to the Company or any Subsidiary;

(d) a banker’s lien or right of offset of the holder of such indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any Subsidiary in the ordinary course of business on moneys of the Company or such Subsidiary deposited with such lender or holder in the ordinary course of business;

(e) mechanic’s, workmen’s, repairmen’s, materialmen’s or carriers’ Liens or other similar Liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such Liens;

(f) any Lien arising out of a judgment or award against the Company with respect to which the Company shall in good faith be prosecuting an appeal or proceedings for review or Liens incurred by the Company for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company is a party;

(g) any Lien for taxes not yet subject to penalties for nonpayment or contest, or minor survey exceptions, or minor encumbrances, assessments or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, assessments, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the Company’s business;

(h) any Lien to secure obligations with respect to any interest rate, foreign currency exchange, swap, collar, cap or similar agreements entered into in the ordinary course of business to hedge or mitigate risks related to the Company’s or any of its Subsidiaries’ indebtedness for borrowed money and not for speculative purposes; provided, however, that the collateral securing any Liens permitted by this clause (h) shall be limited to U.S. dollars, Foreign Currency and/or Government Obligations;

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien existing on the date of this Indenture or referred to in the foregoing clauses, including in connection with the refinancing of indebtedness of the Company and its Subsidiaries secured by such Lien; and

(j) other Liens not permitted by any of clauses (a) through (i) above on any property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this clause (j) if the aggregate principal amount of outstanding indebtedness (without duplication for any guarantee of such indebtedness) and Capital Leases secured by Liens incurred pursuant to this clause (j) subsequent to the date of this Indenture, including the Lien proposed to be incurred, shall exceed 20% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such indebtedness or Capital Leases.

This Section 10.08 does not limit Liens that do not secure indebtedness for borrowed money or Capital Leases.

Any Lien that is granted to secure the debt securities outstanding under this Indenture pursuant to this Section 10.08 will be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligations to secure such debt securities under this Section 10.08.

Section 10.09 [Reserved.]

Section 10.10 Repurchase at the Option of Holders.

(a) If a Change of Control accompanied by a Ratings Event (a “Change of Control Triggering Event”) occurs at any time, unless the Company has exercised its right to redeem the Notes pursuant to ARTICLE XI, each Holder of the Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control offer on the terms set forth in this Indenture at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase. Within 30 days following the date upon which the Change of Control Triggering Event, occurred, or, at the Company’s option, prior to any Change of Control but after the public announcement of the Change of Control, unless the Company has otherwise exercised its right to redeem the Notes, it will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice. The notice, if sent prior to the date of the consummation of the Change of Control, will state that the Change of Control offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Unless the Company defaults in such payment, all Notes accepted for payment pursuant to the Change of Control offer will cease to accrue interest after such payment date. The Company will comply with the requirements of Rule 14e-l under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions in this Indenture applicable to a Change of Control offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached these respective obligations under this Indenture by virtue of such compliance.

(b) On the payment date in relation to a Change of Control offer, the Company will to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with a Directors’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c) The Paying Agent will promptly mail to each Holder properly tendered the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d) The Company will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.

(e) Notwithstanding anything to the contrary herein, the Company will not be required to make a Change of Control offer pursuant to this Section 10.10 if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control offer or the Company has exercised its right to redeem the Notes as described in Section 11.02, unless and until there is a default in payment of the applicable redemption price.

(f) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw the Notes in a Change of Control offer, and the Company, or any third party making a Change of Control offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than ten nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

(g) Notwithstanding anything to the contrary herein, a Change of Control offer may be made in advance of a Change of Control, conditioned upon consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change Control offer is made.

(h) The Company will deliver to the Trustee a Directors’ Certificate specifying the Holders who properly tendered its Notes pursuant to this Section 10.10.

Section 10.11 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.04 to 10.10, inclusive, with respect to the Notes of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any term, provision or condition referred to in the immediately preceding paragraph. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive, compliance with any such term, provision or condition, whether or not such Holders remain Holders after such record date; provided that unless such requisite percentage in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

ARTICLE XI

REDEMPTION OF NOTES

Section 11.01 Applicability of Article. Notes of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Notes of any series) in accordance with this Article; provided that if any provision of any series of Notes shall conflict with any provision of this Article, the provision of such series of Notes shall govern.

Section 11.02 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the tenor, if applicable, of the Notes to be redeemed, and of the principal amount of Notes of such series to be redeemed. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with a Directors’ Certificate evidencing compliance with such restriction.

Section 11.03 Selection by Trustee of Notes to Be Redeemed. If less than all the Notes of any series are to be redeemed (unless all of the Notes of a specified tenor are to be redeemed), the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes of such series subject to such redemption and not previously called for redemption, by such method as the Trustee shall deem fair and appropriate (in accordance with the applicable procedures of the Depositary) and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes of that series or any integral multiple thereof) of the principal amount of Notes of such series of a denomination larger than the minimum authorized denomination for Notes of that series.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 11.04 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than ten nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his or her address appearing in the Note Register.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if less than all the Outstanding Notes of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;

(d) the CUSIP and ISIN numbers of the Notes to be redeemed;

(e) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(f) the place or places where such Notes are to be surrendered for payment of the Redemption Price; and

(g) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. If the Trustee is to give such notice, the Company shall instruct the Trustee in writing no later than ten Business Days (unless a shorter period is agreed to by the Trustee) before the desired notice mailing date. Any redemption of the Notes at the Company’s option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent.

Section 11.05 Deposit of Redemption Price. By 12:00 p.m. in New York, NY on the Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date

Section 11.06 Notes Payable on Redemption Date. Notice of redemption having been given to the Holders as set forth in Section 11.04, the Notes or portion thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 3.01 for Notes of any series, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 11.07 Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. If a Global Note is so surrendered, such new Note so issued shall be a new Global Note.

ARTICLE XII

SINKING FUNDS

Section 12.01 Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Notes of a series except as otherwise specified as contemplated by Section 3.01 for Notes of such series. The minimum amount of any sinking fund payment provided for by the terms of Notes of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Notes of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Notes of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Notes of any series as provided for by the terms of Notes of such series.

Section 12.02 Satisfaction of Sinking Fund Payments with Notes. The Company (1) may deliver to the Trustee Outstanding Notes of a series (other than any previously called for redemption) and (2) may apply as a credit Notes of a series which have been redeemed either at the election of the Company pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Notes of such series required to be made pursuant to the terms of such Notes as provided for by the terms of such series; provided that such Notes have not been previously so credited. Such Notes shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Notes for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03 Redemption of Notes for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Notes, the Company will deliver to the Trustee a Directors’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Notes of that series pursuant to Section 12.02 and will also deliver to the Trustee any Notes to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE XIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01 Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance. Unless otherwise provided pursuant to Section 3.01, this Article shall be applicable to the Notes of any series, and the Company may at its option by Board Resolution, at any time, with respect to the Notes of such series, elect to have either Section 13.02 (if applicable) or Section 13.03 (if applicable) be applied to the Outstanding Notes of such series upon compliance with the conditions set forth below in this Article.

Section 13.02 Defeasance and Discharge. Upon the Company’s exercise of the above option applicable to this Section, the Company and, at any time the Notes are guaranteed, each Guarantor shall be deemed to have been discharged from its and obligations with respect to the Outstanding Notes and, at any time the Notes are guaranteed, the Guarantees of such series on and after the date the conditions precedent set forth in Section 13.04 are satisfied but subject to satisfaction of the conditions subsequent set forth in Section 13.04 (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes of such series and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes of such series to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes of such series. Following a Legal Defeasance, payment of the Notes of such series may not be accelerated because of an Event of Default.

Section 13.03 Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section, the Company and, at any time the Notes are guaranteed, each Guarantor, to the extent applicable, shall be released from its obligations under Section 10.04 through 10.10 (and any other Sections applicable to such Notes that are determined pursuant to Section 3.01 to be subject to this provision) and the occurrence of an Event of Default specified in Section 5.01(c) (insofar as it is with respect to Section 10.10) or Section 5.01(d) (insofar as it is with respect to Sections 10.04 through 10.09 or any other Section applicable to such Notes that are determined pursuant to Section 3.01 to be subject to this provision) or Section 5.01(e) shall be deemed not to be an Event of Default with respect to the Outstanding Notes of such series on and after the date the conditions precedent set forth in Section 13.04 are satisfied but subject to satisfaction of the conditions subsequent set forth in Section 13.04 (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes and, at any time the Notes are guaranteed, each Guarantee of such series the Company and, at any time the Notes are guaranteed, each Guarantor, to the extent applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Notes and, at any time the Notes are guaranteed, the Guarantees, to the extent applicable, shall be unaffected thereby. Following a Covenant Defeasance, payment of the Notes of such series may not be accelerated because of an Event of Default specified in Section 5.01(e) or by reference to such other Section specified above in this Section 13.03.

Section 13.04 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions precedent or, as specifically noted below, subsequent to application of either Section 13.02 or Section 13.03 to the Outstanding Notes of such series:

(a) the Company or, at any time when the Notes are guaranteed, the Guarantors shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) cash in U.S. dollars in an amount, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. dollars in an amount, or (C) a combination thereof, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, sufficient, without reinvestment, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest on the Outstanding Notes of such series to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Notes of such series on the due dates thereof (provided that, in the case of a Redemption Date, if the amount of cash or Government Obligations that the Company or, at any time when the Notes are guaranteed, the Guarantors must have irrevocably deposited cannot be definitively calculated, the Company or, at any time when the Notes are guaranteed, the Guarantors must have irrevocably deposited an amount of cash or Government Obligations that will generate enough cash to pay principal (and premium, if any) and interest in full, without discounting, to the Redemption Date, it being understood that any excess amounts will be returned to the Company or, at any time when the Notes are guaranteed, the applicable Guarantors promptly following the Redemption Date). Before such deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date or dates in accordance with ARTICLE XI, which shall be given effect in applying the foregoing. For purposes of this Section, the Government Obligations may not be callable or redeemable at the option of the issuer of such Government Obligations. The Company will deliver a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to such Government Obligation or a specific payment of principal of or interest on such Government Obligation held by such custodian for the account of the Trustee, as holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depositary receipt.

(b) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes or, at any time when the Notes are guaranteed, the Guarantees of such series shall have occurred and be continuing (A) on the date of such deposit (other than an Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund such deposit and the granting of any security interest securing such borrowing, in each case, other than in contemplation of an event of the type described in clauses (f) and (g) of Section 5.01) or (B) insofar as Sections 5.01(f) and 5.01(g) are concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (b) is a condition subsequent and shall not be deemed satisfied until the expiration of such period).

(c) Such Legal Defeasance or Covenant Defeasance shall not (A) cause the Trustee for the Notes of such series to have a conflicting interest as defined in Section 6.08 or for purposes of the Trust Indenture Act with respect to any Notes of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

(d) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture (other than an Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund such deposit and the granting of any security interest securing such borrowing, in each case, other than in contemplation of any event of the type described in clauses (f) and (g) of Section 5.01) or any other material agreement or instrument to which the Company is a party or by which it is bound.

(e) Such Legal Defeasance or Covenant Defeasance shall not cause any Notes of such series then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

(f) In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the IRS a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes of the series to be defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(g) In the case of an election under Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes of the series to be defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(h) Such Legal Defeasance or Covenant Defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company or, at any time when the Notes are guaranteed, the Guarantors in connection therewith pursuant to Section 3.01.

(i) The Company shall have delivered to the Trustee a Directors’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 13.02 or the Covenant Defeasance under Section 13.03 (as the case may be) have been complied with.

Section 13.05 Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee – collectively, for purposes of this Section 13.05, the “Trustee”) pursuant to Section 13.04 in respect of the Outstanding Notes of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash in U.S. dollars or Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof.

Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any cash in U.S. dollars or Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (upon which the Trustee may rely conclusively), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Anything herein to the contrary notwithstanding, if and to the extent the deposited cash in U.S. dollars or Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Trustee in accordance with this Section because of a court order or (ii) are for any reason insufficient in amount, then the Company’s obligations to pay principal of (and premium, if any) and interest on the Notes of such series shall be reinstated to the extent necessary to cover the deficiency on any due date for payment. In any case specified in clause (i), the Company’s interest in the deposited money and Government Obligations (and proceeds thereof) shall be reinstated to the extent the Company’s payment obligations are reinstated.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 13.06 Knowledge of Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee has actual knowledge or unless same shall have received written notice thereof mailed or delivered to the Trustee at its Corporate Trust Office (attn: Corporate Trust Services – Takeoff Merger Administrator), and such notice clearly references the Notes, the Company or this Indenture, from the Company or any Holder; provided that if at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal or interest on any Note) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to or on or after such date. For the avoidance of doubt, delivery of reports, information and documents to the Trustee under Section 7.04 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Directors’ Certificates). It is also understood and agreed that the sole responsibility of the Trustee with respect to any reports furnished to it pursuant to Section 7.04 shall be to furnish copies of the same to the Holders under the conditions specified in Section 7.04.

ARTICLE XIV

GUARANTEE

Section 14.01 Future Note Guarantees. Concurrently with the consummation of the Air Lease Merger and at any time thereafter, each Subsidiary of the Company that guarantees any Specified Indebtedness of Holdings or the Company will fully and unconditionally guarantee the Notes on a senior unsecured basis by executing and delivering to the Trustee a supplemental indenture in accordance with the provisions in ARTICLE IX.

Section 14.02 Limitation on Liability; Termination, Release and Discharge.

(a) The obligations of any Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the such Guarantor result in the obligations of the Company not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.

(b) A Guarantor shall be released and relieved of its obligations under this Guarantee in the event that:

(i) there is a Legal Defeasance or Covenant Defeasance of the Notes pursuant to Article XIII;

(ii) there is a sale or other disposition of such Guarantor following which such Guarantor is no longer a direct or indirect Subsidiary of the Company; or

(iii) upon the request of the Company and the receipt by the Trustee of an officer’s certificate certifying that such Guarantor is not a guarantor of Specified Indebtedness of Holdings or the Company;

provided, in each case, such transactions are carried out pursuant to and in accordance with all applicable covenants and provisions hereof.

Section 14.03 No Subrogation. The Guarantors shall not be entitled to any right of subrogation in respect of any of the guaranteed obligations of the Company until payment in full of all guaranteed obligations. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time when all of the obligations of the Company shall not have been paid in full in cash, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantors (duly endorsed by the Parent to the Trustee, if required), to be applied against the obligations of the Company.

ARTICLE XV

ESCROW ARRANGEMENTS

Section 15.01 Escrow of Proceeds. Unless otherwise indicated in any Director’s Certificate or supplemental indenture with respect to Additional Notes, this Article XV shall apply only with respect to the Initial Notes.

(a) The Company has deposited an amount equal to the net proceeds of the offering of the Initial Notes sold on the Issue Date into an escrow account (the “Escrow Account”) (such net proceeds, together with any other funds or property from time to time held by the Escrow Agent in the Escrow Account, the “Escrowed Property”).

(b) The Escrowed Property will be held in the Escrow Account until the earliest of (i) the date on which the Company delivers to the Escrow Agent and the Trustee an officer’s certificate in the form attached as Exhibit [C] to the Escrow Agreement (an “Escrow Release Certificate”), (ii) the Escrow End Date, and (iii) the date on which the Company delivers written notice to the Escrow Agent and the Trustee that (A) the Company will not pursue the consummation of the Air Lease Merger and that the Merger Agreement has been terminated or (B) the Merger Agreement has been amended, modified or waived, or any consent has been granted with respect thereto, in a manner that would be materially adverse to the holders (as reasonably determined by the Company) (such notice, a “Termination Notice”).

(c) Pursuant to the Escrow Agreement, the Company has granted the Trustee, for its benefit and the benefit of the holders, subject to certain liens of the Escrow Agent, a first-priority security interest in the Escrow Account and all Escrowed Property to secure the payment of the Special Mandatory Redemption Amount; provided, however, that such lien and security interest shall automatically be released and terminate at such time as the Escrowed Property is released from the Escrow Account on the Escrow Release Date. The Escrow Agent will be permitted to invest the Escrowed Property in accordance with the Escrow Agreement.

Section 15.02 Release of Escrowed Funds.

(a) Pursuant to the Escrow Agreement, the Company will only be entitled to direct the Escrow Agent to release the Escrowed Property (in which case the Escrowed Property will be paid to or as directed by the Company) (the “Escrow Release”) upon delivery to the Escrow Agent and the Trustee, on or prior to the Escrow End Date, of an Escrow Release Certificate certifying that the Escrow Release Conditions shall have been satisfied or that the Company believes will be satisfied substantially concurrently with the release of the Escrowed Property (the date of the Escrow Release is hereinafter referred to as the “Escrow Release Date”). The Escrowed Property will be distributed on the Escrow Release Date as directed by the Company.

(b) The Escrow Release shall occur promptly upon satisfaction of the Escrow Release Conditions on or prior to the Escrow End Date. Upon the occurrence of the Escrow Release, the Escrowed Property and any investment earnings thereon shall be paid out in accordance with the Escrow Agreement and the balance of the Escrow Account shall be reduced to zero.

Section 15.03 Special Mandatory Redemption.

(a) Notwithstanding anything to the contrary in Article XI hereof, if (i) the Escrow Release Conditions have not been fulfilled or (ii) the Company has not delivered a Termination Notice to the Escrow Agent and the Trustee, in each case, on or prior to 10:00 a.m. (New York time) on the Escrow End Date, (x) the Trustee shall send a notice of Special Mandatory Redemption on behalf of the Company to the Holders (with copies to the Company, Sumitomo and SMBC AC) on the Escrow End Date (or if such day is not a Business Day, then the next succeeding Business Day) and (y) the Company will be required to redeem the Initial Notes on the fifth Business Day following the Escrow End Date at the Special Mandatory Redemption Price, plus accrued and unpaid interest on the Initial Notes to, but excluding, the date of redemption (such date, the “Special Mandatory Redemption Date”) (the Special Mandatory Redemption Price, plus accrued and unpaid interest on the Notes to, but excluding, the applicable Special Mandatory Redemption Date, the “Special Mandatory Redemption Amount”).

(b) If the Company delivers a Termination Notice prior to the Escrow End Date to the Escrow Agent and the Trustee, (i) the Trustee shall send a notice of Special Mandatory Redemption on behalf of the Company to the Holders (with copies to the Company, Sumitomo and SMBC AC) no later than the next Business Day following delivery of the Termination Notice to the Escrow Agent and to the Trustee and (ii) the Company will be required to redeem the Initial Notes on the fifth Business Day following the date on which the Trustee sends the notice of Special Mandatory Redemption to the Holders, at the Special Mandatory Redemption Amount.

(c) On or before the Business Day on which the Trustee sends a notice of Special Mandatory Redemption on behalf of the Company to the Holders, the Trustee shall send a notice to Sumitomo and SMBC AC (with a copy to the Company) setting forth, with reasonable supporting calculations, the balance of the Escrow Account and the amount of funds, if any, required to be received from or on behalf of Sumitomo and SMBC AC to pay the Special Mandatory Redemption Amount on the applicable Special Mandatory Redemption Date in excess of the Escrowed Property, and containing applicable payment instructions.

(d) On or before the Business Day immediately prior to the applicable Special Mandatory Redemption Date, (i) the Escrow Agent shall release the Escrow Property (including any investment earnings thereon) to the Trustee, and (ii) the Company shall have caused Sumitomo and SMBC AC to have deposited with the Trustee, in trust for the benefit of the Holders, cash in U.S. dollars, any amounts required to pay the Special Mandatory Redemption Amount on the applicable Special Mandatory Redemption Date in excess of the Escrowed Property. On the applicable Special Mandatory Redemption Date, the Trustee shall cause the redemption of the Initial Notes and the payment to the Holders of the Special Mandatory Redemption Amount. The Trustee will disburse to the Company any Escrow Property remaining after redemption of the Initial Notes and payment of fees and expenses.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

TAKEOFF MERGER SUB INC.

By:	/s/ Noriyuki Hiruta
Name: Noriyuki Hiruta
Title: Chief Executive Officer

[Signature Page to Indenture]

COMPUTERSHARE TRUST COMPANY , N.A. as Trustee

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES

The following provisions shall apply to Initial Notes:

1.	DEFINITIONS.

1.1	Definitions

For the purposes of this Appendix A (the “Appendix”) the following terms shall have the meanings indicated below:

“Agent Members” has the meaning specified in Section 2.1(b) of this Appendix.

“Broker-Dealer” has the meaning assigned to that term pursuant to the applicable Registration Rights Agreement.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Initial Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes, The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Exchange Notes” means the notes issued in an Exchange Offer pursuant to Section 2.1(v) of this Appendix.

“Exchange Offer” has the meaning set forth for such term in the applicable Registration

Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth for such term in the applicable Registration Rights Agreement.

“Global Notes” means either or both of the Rule 144A Global Notes or the Regulation S

Global Notes, as the context may require.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 to the Indenture.

“Initial Purchasers” means SMBC Nikko Securities America, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BNP Paribas Securities Corp, BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., MUFG, Securities Americas Inc., R. Seelaus & Co., LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Australia and New Zealand Banking Group Limited, BBVA Securities, Inc., Bank of China (Europe) S.A., BMO Capital Markets Corp., Caixa Bank S.A., CIBC World Markets Corp., Citizens JMP Securities, LLC, DBS Bank Ltd., ICBC Standard Bank Plc, KeyBanc Capital Markets Inc., Lloyds Securities Inc., Mizuho Securities USA LLC, NatWest Market Securities Inc., Oversea-Chinese Banking Corporation Limited, PNC Capital Markets LLC, Scotia Capital (USA) Inc., Huntington Securities, Inc., TD Securities (USA) LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc.

“Initial Notes” means the Notes issued on the Issue Date. The Initial Notes and any Additional Notes of the same series and all Exchange Notes issued in exchange for Initial Notes or any Additional Notes of the same series shall be treated as a single class for all purposes under this Appendix, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes and any Exchange Notes.

“Letter of Transmittal” means any letter of transmittal prepared by the Company and sent to all Holders of Notes for use by such Holders in connection with an Exchange Offer.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Purchase Agreement” means the Purchase Agreement dated as of March 10, 2026, among the Company, and the Representatives on behalf of the several Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 24, 2026, among the Company and the Representatives of the Initial Purchasers, as such agreement may be amended, supplemented or modified from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Notes” has the meaning specified in Section 2.1(b) of this Appendix.

“Regulation S Notes” means all Initial Notes offered and sold outside the U.S. in reliance on Regulation S.

“Representatives” means SMBC Nikko Securities America, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC acting on behalf of the several Initial Purchasers.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date; and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) of this Appendix.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Notes” has the meaning specified in Section 2.1(b) of this Appendix.

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

“Shelf Registration Statement” has the meaning assigned to that term in the applicable Registration Rights Agreement.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes bearing the Restricted Notes

Legend.

“Transfer Restricted Notes” means Transfer Restricted Definitive Notes and Transfer

Restricted Global Notes.

“Unrestricted Definitive Note” means Definitive Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Note” means a Global Note that does not bear the Restricted Notes Legend.

2.	THE NOTES.

2.1	Form and Dating; Global Notes.

(a)

The Initial Notes will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold initially only to (1) persons reasonably believed to be QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to (i) the Company or any of its affiliates, (ii) pursuant to a registration statement that has been declared effective under the Securities Act, (iii) for so long as the securities are eligible for resale pursuant to Rule 144A under the Securities Act, to persons reasonably believed to be QIBs as defined in Rule 144A under the Securities Act, (iv) pursuant to offers and sales to non-U.S. Persons in offshore transactions within the meaning of Regulation S under the Securities Act and in accordance with the laws applicable to such purchaser in the jurisdiction in which such purchase is made or pursuant to another available exemption from the registration requirements of the Securities Act.

(b)

Global Notes. (i) Rule 144A Notes initially shall be represented by one or more permanent Global Notes in fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”). Regulation S Notes initially shall be represented by one or more permanent Global Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”); provided that any such Regulation S Global Notes shall be deemed to be a “temporary global security” for purposes of Rule 904 under Regulation S until expiration of the Restricted Period. Such Global Notes shall bear the Global Note Legend. Such Global Notes initially shall (i) be registered in the name of a nominee of the Depositary for credit of the respective principal amount of the individual beneficial interests represented by such Global Notes to the account of one or more Agent Members, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the Restricted Notes Legend.

Ownership of beneficial interests in a Global Note will be limited to Persons who have accounts with the Depositary or Persons who hold interests through members of, or direct or indirect participants in, the Depositary, Euroclear or Clearstream (“Agent Members”). Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, Euroclear or Clearstream under the Global Notes. So long as the Depositary, or its nominee, is the registered owner or holder of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes, and the Depositary may be treated by the Company, the Trustee, the Note Registrar and any agent of the Company, the Trustee or the Note Registrar as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent, nor shall anything require, the Company, the Trustee, the Note Registrar or any agent of the Company, the Trustee or the Note Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(i)

Transfers of Global Notes shall be limited to transfers in whole but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial Owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.2 of this Appendix.

(ii)

In addition, a Global Note shall be exchangeable for Definitive Notes if (i) the Depositary at any time (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) amounts evidenced by such Global Note have become immediately due and payable in accordance with Section 5.02 of the Indenture. Upon receipt of notice of such exchange from the Company, the Depositary or the Trustee, as the case may be, the Company will use best efforts to make arrangements with the Depositary for the exchange of interests in the Global Notes for individual Definitive Notes and cause the requested individual Definitive Notes to be executed and delivered to the Trustee in sufficient quantities and, upon Company Order, authenticated by the Trustee (or the Authentication Agent) for delivery to Holders. Persons exchanging interests in a Global Note for individual Definitive Notes will be required to provide the Note Registrar and the Trustee with (a) written instructions and other information required by the Company and the Trustee to complete, execute, authenticate and deliver such individual Definitive Notes and (b) in the case of an exchange of an interest in a Transfer Restricted Note, certification that such interest is not in violation of Rule 144A, upon which certification the Note Registrar and the Trustee may rely with no duty of inquiry. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary, in accordance with its customary procedures.

(iii)

In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Note Registrar for cancellation, and the Company shall execute, and upon Company Order, the Trustee or the Authentication Agent shall authenticate and make available for delivery to each beneficial Owner identified by the Depositary in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv)	Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v)

Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)

The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes in accordance with applicable procedures.

2.2	Transfer and Exchange.

(a)

Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Company for Definitive Notes except under the circumstances described in Section 2.1(b)(i) and (ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.04 and 3.06 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g).

(b)

Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depositary. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)

Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Trustee or the Note Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)

Transfers and Exchanges of Beneficial Interests Between Global Notes. In connection with all transfers and exchanges of beneficial interests between Global Notes, the transferor of such beneficial interest must deliver to the Note Registrar (1) a written order from an Agent Member given to the Depositary in accordance with the applicable rules and procedures of the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depositary containing information regarding the Agent Member account to be credited with such increase. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.2(v), the requirements of this Section 2.2(b)(ii) shall be deemed to have been satisfied upon receipt by the Note Registrar of the instructions contained in the Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as applicable) delivered by the Holder of such beneficial interests in the Transfer Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i) and the Notes or otherwise applicable under the Securities Act, the Note Registrar shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii)

Transfer of Beneficial Interests to Another Transfer Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) as well as the following:

(A)

if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must certify (in the form set forth as an Exhibit to the Regulation S Global Note) to the effect that such transfer is being made to a Person whom the transferor reasonably believes to be a QIB in a transaction meeting the requirements of Rule 144A; and

(B)

if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must certify (in the form set forth as an Exhibit to the Rule 144A Global Note) to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S.

(iv)

Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above as well as the following:

(A)

such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as applicable) that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)	such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C)	such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D)	the Note Registrar receives the following:

(i)

if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, such holder must provide a certificate in the form attached to the applicable Unrestricted Global Note; or

(ii)

if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such holder must provide a certificate in the form attached to the applicable Unrestricted Global Note, and, in each case set forth in this subparagraph (D), if the Note Registrar so requests or if the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of a Directors’ Certificate in accordance with Section 3.01, the Authentication Agent shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to subparagraph (B) or (D) above.

(v)

Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c)

Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(i) and (ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii).

(d)

Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in Global Notes shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)

Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any Holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(A)

if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such Holder in the form attached to the applicable Transfer Restricted Global Note;

(B)

if such Transfer Restricted Definitive Note is being transferred to a QIB to accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Transfer Restricted Global Note;

(C)

if such Transfer Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Transfer Restricted Global Note;

(D)

if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Transfer Restricted Global Note; or

(E)

if such Transfer Restricted Definitive Note is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Transfer Restricted Global Note;

the Note Registrar shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii)

Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Note Registrar receives the following:

(A)

such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as applicable) that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)	such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C)	such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D)	the Note Registrar receives the following:

(i)

if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Unrestricted Global Note; or

(ii)

if the Holder of such Transfer Restricted Definitive Note proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note a certificate from such Holder in the form attached to the applicable Unrestricted Global Note, and, in each case set forth in this subparagraph (D), if the Note Registrar so requests or if the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (ii), the Note Registrar shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of a Directors’ Certificate, the Trustee (or the Authentication Agent) shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)

Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Note Registrar shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of a Directors’ Certificate, the Authentication Agent shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv)

Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e)

Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(e), the Note Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)

Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Note Registrar receives the following:

(A)

if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Transfer Restricted Definitive Note upon which the Trustee and the Note Registrar may rely with no duty of inquiry;

(B)

if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Transfer Restricted Definitive Note upon which the Trustee and the Note Registrar may rely with no duty of inquiry;

(C)

if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Transfer Restricted Definitive Note upon which the Trustee and the Note Registrar may rely with no duty of inquiry; and

(D)

if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Transfer Restricted Definitive Note upon which the Trustee and the Note Registrar may rely with no duty of inquiry.

(ii)

Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Note Registrar receives the following:

(A)

such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as applicable) that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)	such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C)	such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D)	the Note Registrar receives the following:

(i)

if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Unrestricted Definitive Note upon which the Trustee and the Note Registrar may rely with no duty of inquiry; or

(ii)

if the Holder of such Transfer Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Unrestricted Definitive Note upon which the Trustee and the Note Registrar may rely with no duty of inquiry, and, in each case set forth in this subparagraph (D), if the Note Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)

Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv)

Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

(v)

Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 3.03, the Trustee will authenticate:

(A)

one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as applicable) that (i) they are not Broker-Dealers, (ii) they are not participating in a distribution of the Exchange Notes and (iii) they are not affiliates (as defined in Rule 144) of the Company; and

(B)

Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal (or is deemed to have made such certifications if delivery is made through the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as applicable) that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(f)	Legend.

(i)

Except as permitted by the following paragraphs (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)

Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Note Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note and upon which the Trustee and the Note Registrar may rely with no duty of inquiry).

(g)

Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.09 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Note Registrar or by the Depositary, at the direction of the Note Registrar, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Note Registrar or by the Depositary, at the direction of the Note Registrar to reflect such increase.

(h)	Obligations with Respect to Transfers and Exchanges of Notes.

(i)

To permit registrations of transfers and exchanges, the Company shall execute and the Trustee (or the Authentication Agent) shall upon Company Order authenticate Definitive Notes and Global Notes at the Company’s request.

(ii)

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charges payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchanges pursuant to Sections 3.04 or 11.07 of the Indenture).

(iii)

Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, a Paying Agent or the Note Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, a Paying Agent or the Note Registrar shall be affected by notice to the contrary.

(iv)

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)	No Obligation of the Trustee or the Note Registrar.

(i)

Neither the Trustee nor the Note Registrar shall have any responsibility or obligation to any beneficial owner of a Global Note, any Agent Member of, or any participant in, the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and the Note Registrar may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)

Neither the Trustee nor the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)

Transfers of Notes Held by Affiliates. Notwithstanding anything to the contrary in this Section 2.2, any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of the Company, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) of the Company in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Company or any affiliate of the Company was an owner of such Note, in each case, be in the form of a permanent Definitive Note and bear the Restricted Notes Legend subject to the restrictions in this Section 2.2. The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.2(j). The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Note Registrar.

EXHIBIT A-1-1

[FORM OF FACE OF RULE 144A INITIAL NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Notes Legend]

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE]

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[Each Definitive Note shall bear the following additional legend:]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Each Note shall bear the following additional legend:]

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN ‘‘EMPLOYEE BENEFIT PLAN’’ AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), (B) A ‘‘PLAN’’ AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), (C) A PERSON INVESTING ‘‘PLAN ASSETS’’ (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE ‘‘PLAN ASSETS’’ BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).]

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[FORM OF RULE 144A INITIAL NOTE]

No. A-[ ]	$

4.400% Senior Notes due March 24, 2028

CUSIP No. 873923 AA4

ISIN No. US873923AA44

TAKEOFF MERGER SUB INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Dollars [listed on the Schedule of Increases or Decreases in Global Note attached hereto]2 on March 24, 2028.

Interest Payment Dates: March 24 and September 24.

Record Dates: March 9 and September 9.

Additional provisions of this Note are set forth on the other side of this Note.

[2]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

TAKEOFF MERGER SUB INC.

By:
Name:
Title:

Dated: March 24, 2026

CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF RULE 144A INITIAL NOTE]

4.400% Senior Notes due March 24, 2028

1.	INTEREST

TAKEOFF MERGER SUB INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually in arrears on March 24 and September 24 of each year, commencing September 24, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 24, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. [All references in the Indenture or this Note to “interest” shall be deemed to include Additional Interest, if any, unless the context requires otherwise. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.]3

2.	METHOD OF PAYMENT

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 9 or September 9 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by the Paying Agent by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will make all payments in respect of a certificated Note (including principal and interest) at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the U.S. if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion).

[3]	For Restricted Notes only.

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3.	PAYING AGENT, SECURITY REGISTRAR AND AUTHENTICATION AGENT

Initially, the Trustee will act as Paying Agent, Note Registrar and Authentication Agent. The Company may appoint and change any Paying Agent or Note Registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent or Note Registrar.

4.	INDENTURE

The Company issued the Notes under an Indenture dated as of March 24, 2026 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.

The Notes are senior unsecured obligations of the Company.

5.	OPTIONAL REDEMPTION

The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 15 basis points less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Stated Maturity of the Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Stated Maturity on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

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If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the Stated Maturity. If there is no United States Treasury security maturing on such Stated Maturity, but there are two or more United States Treasury securities with a maturity date equally distant from such Stated Maturity, one with a maturity date preceding such Stated Maturity and one with a maturity date following such Stated Maturity, we shall select the United States Treasury security with a maturity date preceding such Stated Maturity. If there are two or more United States Treasury securities maturing on such Stated Maturity for such series of Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any optional redemption will be mailed at least ten days but not more than 60 days before the Redemption Date to each registered holder of any of the Notes to be redeemed. Unless the Company defaults in the payment of the redemption price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the Redemption Date, the Company will deposit with a Paying Agent, or the Trustee, sufficient funds to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate (and in accordance with the procedures of the Depositary).

The notice of redemption that relates to any Note that is redeemed in part only will state the portion of the principal amount thereof to be redeemed. Any redemption of the Notes at the Company’s option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent.

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6.	OFFER TO REPURCHASE

Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. Following a Change of Control Triggering Event, the offer will be made in accordance with Section 10.10 of the Indenture.

7.	SINKING FUND

Except as set forth in Section 6, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

11.	DISCHARGE AND DEFEASANCE

Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars or Government Obligations for the payment of principal of and interest on the Notes to redemption, or maturity, as the case may be.

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12.	AMENDMENT, WAIVER

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

13.	DEFAULTS AND REMEDIES

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator or holder of any equity interests in the Company or, at any time when the Notes are guaranteed, the Guarantors’ or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Notes, or, at any time when the Notes are Guaranteed, any obligations of the Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, his or her status as a director, officer, employee, incorporator or holder of equity interests. Each Holder by accepting a Note waives and releases all such liability.

16.	AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually signs the certificate of authentication on the other side of this Note.

17.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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19.	CUSIP NUMBERS, ISINS AND COMMON CODES

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $     principal amount of Notes held in (check applicable space)     book-entry or     definitive form by the undersigned.

The undersigned:

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	is exchanging this Note in connection with an expected transfer to an affiliate of the Company as contemplated in Section 2.2 (j) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes, and check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	the transferee is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or Subsidiary thereof; or

(2)	☐	to the Note Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

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(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture);

(6)	☐	by the undersigned who, together with its immediate predecessor holders who are not the Company or an affiliate of the Company, has held such beneficial interest for a continuous period at least equal to the entire applicable holding period under Rule 144(d)(1) of the Securities Act of 1933 and otherwise pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Note Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Note Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

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TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Note is $  . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT A-1-2

[FORM OF FACE OF REGULATION S INITIAL NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH FN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Notes Legend]

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

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[Each Definitive Note shall bear the following additional legend:]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Each Note shall bear the following additional legend:]

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN ‘‘EMPLOYEE BENEFIT PLAN’’ AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), (B) A ‘‘PLAN’’ AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), (C) A PERSON INVESTING ‘‘PLAN ASSETS’’ (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE ‘‘PLAN ASSETS’’ BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).]

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[FORM OF REGULATION S INITIAL NOTE]

No. S-[ ]	$

4.400% Senior Notes due March 24, 2028

CUSIP No. U81972 AA6

ISIN No. USU81972AA62

TAKEOFF MERGER SUB INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Dollars [listed on the Schedule of Increases or Decreases in Global Note attached hereto] 4 March 24, 2028.

Interest Payment Dates: March 24 and September 24.

Record Dates: March 9 and September 9.

Additional provisions of this Note are set forth on the other side of this Note.

[4]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

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IN WITNESS WHEREOF the Company has caused this instrument to be duly executed.

TAKEOFF MERGER SUB INC.

By:
Name:
Title:

Dated: March 24, 2026

CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF REGULATION S INITIAL NOTE]

4.400% Senior Notes due March 24, 2028

1.	INTEREST

TAKEOFF MERGER SUB INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually in arrears on March 24 and September 24 of each year, commencing September 24, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 24, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. [All references in the Indenture or this Note to “interest” shall be deemed to include Additional Interest, if any, unless the context requires otherwise. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.] 5

2.	METHOD OF PAYMENT

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 9 or September 9 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by the Paying Agent by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will make all payments in respect of a certificated Note (including principal and interest) at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the U.S. if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion).

[5]	For Restricted Notes only.

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3.	PAYING AGENT, SECURITY REGISTRAR AND AUTHENTICATION AGENT

Initially, the Trustee will act as Paying Agent, Note Registrar and Authentication Agent. The Company may appoint and change any Paying Agent or Note Registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent or Note Registrar.

4.	INDENTURE

The Company issued the Notes under an Indenture dated as of March 24, 2026 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.

The Notes are senior unsecured obligations of the Company.

5.	OPTIONAL REDEMPTION

The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 15 basis points less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the 2028 Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Stated Maturity of the Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Stated Maturity on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the Stated Maturity. If there is no United States Treasury security maturing on such Stated Maturity, but there are two or more United States Treasury securities with a maturity date equally distant from such Stated Maturity, one with a maturity date preceding such Stated Maturity and one with a maturity date following such Stated Maturity, we shall select the United States Treasury security with a maturity date preceding such Stated Maturity. If there are two or more United States Treasury securities maturing on such Stated Maturity for such series of Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any optional redemption will be mailed at least ten days but not more than 60 days before the Redemption Date to each registered holder of any of the Notes to be redeemed. Unless the Company defaults in the payment of the redemption price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the Redemption Date, the Company will deposit with a Paying Agent, or the Trustee, sufficient funds to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate (and in accordance with the procedures of the Depositary).

The notice of redemption that relates to any Note that is redeemed in part only will state the portion of the principal amount thereof to be redeemed. Any redemption of the Notes at the Company’s option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent.

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6.	OFFER TO REPURCHASE

Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. Following a Change of Control Triggering Event, the offer will be made in accordance with Section 10.10 of the Indenture.

7.	SINKING FUND

Except as set forth in Section 6, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

11.	DISCHARGE AND DEFEASANCE

Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption, or maturity, as the case may be.

A-2-8

12.	AMENDMENT, WAIVER

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

13.	DEFAULTS AND REMEDIES

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator or holder of any equity interests in the Company or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, his or her status as a director, officer, employee, incorporator or holder of equity interests. Each Holder by accepting a Note waives and releases all such liability.

16.	AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually signs the certificate of authentication on the other side of this Note.

17.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

A-2-9

19.	CUSIP NUMBERS, ISINS AND COMMON CODES

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

A-2-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note

A-2-11

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $     principal amount of Notes held in (check applicable space)     book-entry or     definitive form by the undersigned.

The undersigned:

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	is exchanging this Note in connection with an expected transfer to an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes; and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	the transferee is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or Subsidiary thereof; or

(2)	☐	to the Note Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

A-2-12

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture);

(6)	☐	by the undersigned who, together with its immediate predecessor holders who are not the Company or an affiliate of the Company, has held such beneficial interest for a continuous period at least equal to the entire applicable holding period under Rule 144(d)(1) of the Securities Act of 1933 and otherwise pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Note Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Note Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

A-2-13

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

A-2-14

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Note is $    . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

A-2-15

EXHIBIT A-2-1

[FORM OF FACE OF RULE 144A INITIAL NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Notes Legend]

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE]

A-1-1

[Each Definitive Note shall bear the following additional legend:]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Each Note shall bear the following additional legend:]

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN ‘‘EMPLOYEE BENEFIT PLAN’’ AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), (B) A ‘‘PLAN’’ AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), (C) A PERSON INVESTING ‘‘PLAN ASSETS’’ (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE ‘‘PLAN ASSETS’’ BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).]

A-1-2

[FORM OF RULE 144A INITIAL NOTE]

No. A-[ ]	$

4.500% Senior Notes due March 24, 2029

CUSIP No. 873923 AC0

ISIN No. US873923AC00

TAKEOFF MERGER SUB INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Dollars [listed on the Schedule of Increases or Decreases in Global Note attached hereto]6 on March 24, 2029.

Interest Payment Dates: March 24 and September 24.

Record Dates: March 9 and September 9.

Additional provisions of this Note are set forth on the other side of this Note.

[6]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

A-1-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

TAKEOFF MERGER SUB INC.

By:
Name:
Title:

Dated: March 24, 2026

CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

A-1-4

[FORM OF REVERSE SIDE OF RULE 144A INITIAL NOTE]

4.500% Senior Notes due March 24, 2029

1.	INTEREST

TAKEOFF MERGER SUB INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually in arrears on March 24 and September 24 of each year, commencing September 24, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 24, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. [All references in the Indenture or this Note to “interest” shall be deemed to include Additional Interest, if any, unless the context requires otherwise. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.] 7

2.	METHOD OF PAYMENT

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 9 or September 9 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by the Paying Agent by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will make all payments in respect of a certificated Note (including principal and interest) at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the U.S. if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion).

[7]	For Restricted Notes only.

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3.	PAYING AGENT, SECURITY REGISTRAR AND AUTHENTICATION AGENT

Initially, the Trustee will act as Paying Agent, Note Registrar and Authentication Agent. The Company may appoint and change any Paying Agent or Note Registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent or Note Registrar.

4.	INDENTURE

The Company issued the Notes under an Indenture dated as of March 24, 2026 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.

The Notes are senior unsecured obligations of the Company.

5.	OPTIONAL REDEMPTION

The Company may redeem the Notes in whole or in part at any time or from time to time at the applicable redemption prices. Prior to February 24, 2029 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a)

the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined herein) plus 15 basis points less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the applicable Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the applicable Par Call Date. If there is no United States Treasury security maturing on such Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date for such series of Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

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Notice of any optional redemption will be mailed at least ten days but not more than 60 days before the Redemption Date to each registered holder of any of the Notes to be redeemed. Unless the Company defaults in the payment of the redemption price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the Redemption Date, the Company will deposit with a Paying Agent, or the Trustee, sufficient funds to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate (and in accordance with the procedures of the Depositary).

The notice of redemption that relates to any Note that is redeemed in part only will state the portion of the principal amount thereof to be redeemed. Any redemption of the Notes at the Company’s option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent.

6.	OFFER TO REPURCHASE

Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. Following a Change of Control Triggering Event, the offer will be made in accordance with Section 10.10 of the Indenture.

7.	SINKING FUND

Except as set forth in Section 6, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

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11.	DISCHARGE AND DEFEASANCE

Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption, or maturity, as the case may be.

12.	AMENDMENT, WAIVER

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

13.	DEFAULTS AND REMEDIES

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator or holder of any equity interests in the Company or, at any time when the Notes are guaranteed, the Guarantors’ or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Notes, or, at any time when the Notes are Guaranteed, any obligations of the Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, his or her status as a director, officer, employee, incorporator or holder of equity interests. Each Holder by accepting a Note waives and releases all such liability.

16.	AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually signs the certificate of authentication on the other side of this Note.

17.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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18.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.	CUSIP NUMBERS, ISINS AND COMMON CODES

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

A-1-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $      principal amount of Notes held in (check applicable space)     book-entry or     definitive form by the undersigned.

The undersigned:

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	is exchanging this Note in connection with an expected transfer to an affiliate of the Company as contemplated in Section 2.2 (j) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes, and check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	the transferee is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐	to the Company or Subsidiary thereof; or

(2) ☐	to the Note Registrar for registration in the name of the Holder, without transfer; or

(3) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4) ☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

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(5) ☐

outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture);

(6) ☐

by the undersigned who, together with its immediate predecessor holders who are not the Company or an affiliate of the Company, has held such beneficial interest for a continuous period at least equal to the entire applicable holding period under Rule 144(d)(1) of the Securities Act of 1933 and otherwise pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(7) ☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Note Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Note Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

A-1-13

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE : To be executed by an executive officer

A-1-14

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Note is $ . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

A-1-15

EXHIBIT A-2-2

[FORM OF FACE OF REGULATION S INITIAL NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH FN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Notes Legend]

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

A-1-1

[Each Definitive Note shall bear the following additional legend:]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Each Note shall bear the following additional legend:]

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN ‘‘EMPLOYEE BENEFIT PLAN’’ AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), (B) A ‘‘PLAN’’ AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), (C) A PERSON INVESTING ‘‘PLAN ASSETS’’ (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE ‘‘PLAN ASSETS’’ BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).]

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[FORM OF REGULATION S INITIAL NOTE]

No. S-[ ]	$

4.500% Senior Notes due March 24, 2029

CUSIP No. U81972 AB4

ISIN No. USU81972AB46

TAKEOFF MERGER SUB INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Dollars [listed on the Schedule of Increases or Decreases in Global Note attached hereto]8 on March 24, 2029.

Interest Payment Dates: March 24 and September 24.

Record Dates: March 9 and September 9.

Additional provisions of this Note are set forth on the other side of this Note.

[8]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

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IN WITNESS WHEREOF the Company has caused this instrument to be duly executed.

TAKEOFF MERGER SUB INC.

By:
Name:
Title:

Dated: March 24, 2026

CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF REGULATION S INITIAL NOTE]

4.500% Senior Notes due March 24, 2029

1.	INTEREST

TAKEOFF MERGER SUB INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually in arrears on March 24 and September 24 of each year, commencing September 24, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 24, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. [All references in the Indenture or this Note to “interest” shall be deemed to include Additional Interest, if any, unless the context requires otherwise. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.]9

2.	METHOD OF PAYMENT

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 9 or September 9 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by the Paying Agent by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will make all payments in respect of a certificated Note (including principal and interest) at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the U.S. if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion).

[9]	For Restricted Notes only.

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3.	PAYING AGENT, SECURITY REGISTRAR AND AUTHENTICATION AGENT

Initially, the Trustee will act as Paying Agent, Note Registrar and Authentication Agent. The Company may appoint and change any Paying Agent or Note Registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent or Note Registrar.

4.	INDENTURE

The Company issued the Notes under an Indenture dated as of March 24, 2026 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.

The Notes are senior unsecured obligations of the Company.

5.	OPTIONAL REDEMPTION

The Company may redeem the Notes in whole or in part at any time or from time to time at the applicable redemption prices. Prior to February 24, 2029 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a)

the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined herein) plus 15 basis points less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the applicable Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the applicable Par Call Date. If there is no United States Treasury security maturing on such Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date for such series of Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any optional redemption will be mailed at least ten days but not more than 60 days before the Redemption Date to each registered holder of any of the Notes to be redeemed. Unless the Company defaults in the payment of the redemption price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the Redemption Date, the Company will deposit with a Paying Agent, or the Trustee, sufficient funds to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate (and in accordance with the procedures of the Depositary).

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The notice of redemption that relates to any Note that is redeemed in part only will state the portion of the principal amount thereof to be redeemed. Any redemption of the Notes at the Company’s option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent.

6.	OFFER TO REPURCHASE

Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. Following a Change of Control Triggering Event, the offer will be made in accordance with Section 10.10 of the Indenture.

7.	SINKING FUND

Except as set forth in Section 6, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

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11.	DISCHARGE AND DEFEASANCE

Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption, or maturity, as the case may be.

12.	AMENDMENT, WAIVER

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

13.	DEFAULTS AND REMEDIES

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator or holder of any equity interests in the Company or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, his or her status as a director, officer, employee, incorporator or holder of equity interests. Each Holder by accepting a Note waives and releases all such liability.

16.	AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually signs the certificate of authentication on the other side of this Note.

17.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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18.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.	CUSIP NUMBERS, ISINS AND COMMON CODES

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $      principal amount of Notes held in (check applicable space)     book-entry or      definitive form by the undersigned.

The undersigned:

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	is exchanging this Note in connection with an expected transfer to an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes; and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	the transferee is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐	to the Company or Subsidiary thereof; or

(2) ☐	to the Note Registrar for registration in the name of the Holder, without transfer; or

(3) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4) ☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

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(5) ☐

outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture);

(6) ☐

by the undersigned who, together with its immediate predecessor holders who are not the Company or an affiliate of the Company, has held such beneficial interest for a continuous period at least equal to the entire applicable holding period under Rule 144(d)(1) of the Securities Act of 1933 and otherwise pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(7) ☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Note Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Note Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

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TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Note is $    . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT A-3-1

[FORM OF FACE OF RULE 144A INITIAL NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Notes Legend]

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE]

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[Each Definitive Note shall bear the following additional legend:]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Each Note shall bear the following additional legend:]

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN ‘‘EMPLOYEE BENEFIT PLAN’’ AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), (B) A ‘‘PLAN’’ AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), (C) A PERSON INVESTING ‘‘PLAN ASSETS’’ (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE ‘‘PLAN ASSETS’’ BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).]

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[FORM OF RULE 144A INITIAL NOTE]

No. S-[ ]	$

4.850% Senior Notes due March 24, 2031

CUSIP No. 873923 AE6

ISIN No. US873923AE65

TAKEOFF MERGER SUB INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Dollars [listed on the Schedule of Increases or Decreases in Global Note attached hereto]10 on March 24, 2031.

Interest Payment Dates: March 24 and September 24.

Record Dates: March 9 and September 9.

Additional provisions of this Note are set forth on the other side of this Note.

[10]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

TAKEOFF MERGER SUB INC.

By:
Name:
Title:

Dated: March 24, 2026

CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF RULE 144A INITIAL NOTE]

4.850% Senior Notes due March 24, 2031

1.	INTEREST

TAKEOFF MERGER SUB INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually in arrears on March 24 and September 24 of each year, commencing September 24, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 24, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. [All references in the Indenture or this Note to “interest” shall be deemed to include Additional Interest, if any, unless the context requires otherwise. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.]11

2.	METHOD OF PAYMENT

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 9 or September 9 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by the Paying Agent by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will make all payments in respect of a certificated Note (including principal and interest) at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the U.S. if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion).

[11]	For Restricted Notes only.

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3.	PAYING AGENT, SECURITY REGISTRAR AND AUTHENTICATION AGENT

Initially, the Trustee will act as Paying Agent, Note Registrar and Authentication Agent. The Company may appoint and change any Paying Agent or Note Registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent or Note Registrar.

4.	INDENTURE

The Company issued the Notes under an Indenture dated as of March 24, 2026 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.

The Notes are senior unsecured obligations of the Company.

5.	OPTIONAL REDEMPTION

The Company may redeem Notes in whole or in part at any time or from time to time at the applicable redemption prices. Prior to February 24, 2031 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a)

the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined herein) plus 20 basis points less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the applicable Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem such Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the applicable Par Call Date. If there is no United States Treasury security maturing on such Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date for such series of Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any optional redemption will be mailed at least ten days but not more than 60 days before the Redemption Date to each registered holder of any of the Notes to be redeemed. Unless the Company defaults in the payment of the redemption price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the Redemption Date, the Company will deposit with a Paying Agent, or the Trustee, sufficient funds to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate (and in accordance with the procedures of the Depositary).

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The notice of redemption that relates to any Note that is redeemed in part only will state the portion of the principal amount thereof to be redeemed. Any redemption of the Notes at the Company’s option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent.

6.	OFFER TO REPURCHASE

Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. Following a Change of Control Triggering Event, the offer will be made in accordance with Section 10.10 of the Indenture.

7.	SINKING FUND

Except as set forth in Section 6, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

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11.	DISCHARGE AND DEFEASANCE

Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption, or maturity, as the case may be.

12.	AMENDMENT, WAIVER

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

13.	DEFAULTS AND REMEDIES

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator or holder of any equity interests in the Company or, at any time when the Notes are guaranteed, the Guarantors’ or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Notes, or, at any time when the Notes are Guaranteed, any obligations of the Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, his or her status as a director, officer, employee, incorporator or holder of equity interests. Each Holder by accepting a Note waives and releases all such liability.

16.	AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually signs the certificate of authentication on the other side of this Note.

17.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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18.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.	CUSIP NUMBERS, ISINS AND COMMON CODES

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $      principal amount of Notes held in (check applicable space)      book-entry or      definitive form by the undersigned.

The undersigned:

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	is exchanging this Note in connection with an expected transfer to an affiliate of the Company as contemplated in Section 2.2 (j) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes, and check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	the transferee is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or Subsidiary thereof; or

(2)	☐	to the Note Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

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(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture);

(6)	☐	by the undersigned who, together with its immediate predecessor holders who are not the Company or an affiliate of the Company, has held such beneficial interest for a continuous period at least equal to the entire applicable holding period under Rule 144(d)(1) of the Securities Act of 1933 and otherwise pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Note Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Note Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

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TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
	NOTICE:	To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Note is $ . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT A-3-2

[FORM OF FACE OF REGULATION S INITIAL NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH FN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Notes Legend]

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

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[Each Definitive Note shall bear the following additional legend:]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Each Note shall bear the following additional legend:]

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN ‘‘EMPLOYEE BENEFIT PLAN’’ AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), (B) A ‘‘PLAN’’ AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), (C) A PERSON INVESTING ‘‘PLAN ASSETS’’ (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE ‘‘PLAN ASSETS’’ BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).]

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[FORM OF REGULATION S INITIAL NOTE]

No. S-[ ]	$

4.850% Senior Notes due March 24, 2031

CUSIP No. U81972 AC2

ISIN No. USU81972AC29

TAKEOFF MERGER SUB INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Dollars [listed on the Schedule of Increases or Decreases in Global Note attached hereto] 12 on March 24, 2031.

Interest Payment Dates: March 24 and September 24.

Record Dates: March 9 and September 9.

Additional provisions of this Note are set forth on the other side of this Note.

[12]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

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IN WITNESS WHEREOF the Company has caused this instrument to be duly executed.

TAKEOFF MERGER SUB INC.

By:
Name:
Title:

Dated: March 24, 2026

CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF REGULATION S INITIAL NOTE]

4.850% Senior Notes due March 24, 2031

1.	INTEREST

TAKEOFF MERGER SUB INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually in arrears on March 24 and September 24 of each year, commencing September 24, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 24, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. [All references in the Indenture or this Note to “interest” shall be deemed to include Additional Interest, if any, unless the context requires otherwise. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.]13

2.	METHOD OF PAYMENT

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 9 or September 9 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by the Paying Agent by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will make all payments in respect of a certificated Note (including principal and interest) at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the U.S. if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion).

[13]	For Restricted Notes only.

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3.	PAYING AGENT, SECURITY REGISTRAR AND AUTHENTICATION AGENT

Initially, the Trustee will act as Paying Agent, Note Registrar and Authentication Agent. The Company may appoint and change any Paying Agent or Note Registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent or Note Registrar.

4.	INDENTURE

The Company issued the Notes under an Indenture dated as of March 24, 2026 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.

The Notes are senior unsecured obligations of the Company.

5.	OPTIONAL REDEMPTION

The Company may redeem Notes in whole or in part at any time or from time to time at the applicable redemption prices. Prior to February 24, 2031 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the

Redemption Date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined herein) plus 20 basis points less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the applicable Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem such Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the applicable Par Call Date. If there is no United States Treasury security maturing on such Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date for such series of Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any optional redemption will be mailed at least ten days but not more than 60 days before the Redemption Date to each registered holder of any of the Notes to be redeemed. Unless the Company defaults in the payment of the redemption price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the Redemption Date, the Company will deposit with a Paying Agent, or the Trustee, sufficient funds to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate (and in accordance with the procedures of the Depositary).

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The notice of redemption that relates to any Note that is redeemed in part only will state the portion of the principal amount thereof to be redeemed. Any redemption of the Notes at the Company’s option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent.

6.	OFFER TO REPURCHASE

Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. Following a Change of Control Triggering Event, the offer will be made in accordance with Section 10.10 of the Indenture.

7.	SINKING FUND

Except as set forth in Section 6, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

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11.	DISCHARGE AND DEFEASANCE

Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption, or maturity, as the case may be.

12.	AMENDMENT, WAIVER

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

13.	DEFAULTS AND REMEDIES

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator or holder of any equity interests in the Company or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, his or her status as a director, officer, employee, incorporator or holder of equity interests. Each Holder by accepting a Note waives and releases all such liability.

16.	AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually signs the certificate of authentication on the other side of this Note.

17.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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18.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.	CUSIP NUMBERS, ISINS AND COMMON CODES

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $      principal amount of Notes held in (check applicable space)      book-entry or       definitive form by the undersigned.

The undersigned:

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	is exchanging this Note in connection with an expected transfer to an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes; and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	the transferee is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or Subsidiary thereof; or

(2)	☐	to the Note Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

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(5) ☐

outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture);

(6) ☐

by the undersigned who, together with its immediate predecessor holders who are not the Company or an affiliate of the Company, has held such beneficial interest for a continuous period at least equal to the entire applicable holding period under Rule 144(d)(1) of the Securities Act of 1933 and otherwise pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(7) ☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Note Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Note Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

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TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Note is $      . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT A-4-1

[FORM OF FACE OF RULE 144A INITIAL NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Notes Legend]

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE]

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[Each Definitive Note shall bear the following additional legend:]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Each Note shall bear the following additional legend:]

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN ‘‘EMPLOYEE BENEFIT PLAN’’ AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), (B) A ‘‘PLAN’’ AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), (C) A PERSON INVESTING ‘‘PLAN ASSETS’’ (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE ‘‘PLAN ASSETS’’ BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).]

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[FORM OF RULE 144A INITIAL NOTE]

No. A-[ ]	$

5.500% Senior Notes due March 24, 2036

CUSIP No. 873923 AG1

ISIN No. US873923AG14

TAKEOFF MERGER SUB INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Dollars [listed on the Schedule of Increases or Decreases in Global Note attached hereto] 14 on March 24, 2036.

Interest Payment Dates: March 24 and September 24

Record Dates: March 9 and September 9

Additional provisions of this Note are set forth on the other side of this Note.

[14]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

TAKEOFF MERGER SUB INC.

By:
Name:
Title:

Dated: March 24, 2026

CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF RULE 144A INITIAL NOTE]

5.500% Senior Notes due March 24, 2036

1.	INTEREST

TAKEOFF MERGER SUB INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually in arrears on March 24 and September 24 of each year, commencing September 24, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 24, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. [All references in the Indenture or this Note to “interest” shall be deemed to include Additional Interest, if any, unless the context requires otherwise. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.] 15

2.	METHOD OF PAYMENT

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 9 or September 9 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by the Paying Agent by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will make all payments in respect of a certificated Note (including principal and interest) at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the U.S. if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion).

[15]	For Restricted Notes only.

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3.	PAYING AGENT, SECURITY REGISTRAR AND AUTHENTICATION AGENT

Initially, the Trustee will act as Paying Agent, Note Registrar and Authentication Agent. The Company may appoint and change any Paying Agent or Note Registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent or Note Registrar.

4.	INDENTURE

The Company issued the Notes under an Indenture dated as of March 24, 2026 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.

The Notes are senior unsecured obligations of the Company.

5.	OPTIONAL REDEMPTION

The Company may redeem the Notes in whole or in part at any time or from time to time at the applicable redemption prices. Prior to December 24, 2035 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a)

the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined herein) plus 25 basis points less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the applicable Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On the Par Call Date, the Company may redeem such Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the applicable Par Call Date. If there is no United States Treasury security maturing on such Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date for such series of Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any optional redemption will be mailed at least ten days but not more than 60 days before the Redemption Date to each registered holder of any of the Notes to be redeemed. Unless the Company defaults in the payment of the redemption price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the Redemption Date, the Company will deposit with a Paying Agent, or the Trustee, sufficient funds to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate (and in accordance with the procedures of the Depositary).

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The notice of redemption that relates to any Note that is redeemed in part only will state the portion of the principal amount thereof to be redeemed. Any redemption of the Notes at the Company’s option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent.

6.	OFFER TO REPURCHASE

Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. Following a Change of Control Triggering Event, the offer will be made in accordance with Section 10.10 of the Indenture.

7.	SINKING FUND

Except as set forth in Section 6, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

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11.	DISCHARGE AND DEFEASANCE

Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption, or maturity, as the case may be.

12.	AMENDMENT, WAIVER

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

13.	DEFAULTS AND REMEDIES

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator or holder of any equity interests in the Company or, at any time when the Notes are guaranteed, the Guarantors’ or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Notes, or, at any time when the Notes are Guaranteed, any obligations of the Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, his or her status as a director, officer, employee, incorporator or holder of equity interests. Each Holder by accepting a Note waives and releases all such liability.

16.	AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually signs the certificate of authentication on the other side of this Note.

17.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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18.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.	CUSIP NUMBERS, ISINS AND COMMON CODES

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note

A-1-11

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $     principal amount of Notes held in (check applicable space)     book-entry or     definitive form by the undersigned.

The undersigned:

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	is exchanging this Note in connection with an expected transfer to an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes; and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	the transferee is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐	to the Company or Subsidiary thereof; or

(2) ☐	to the Note Registrar for registration in the name of the Holder, without transfer; or

(3) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4) ☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

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(5) ☐

outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture);

(6) ☐

by the undersigned who, together with its immediate predecessor holders who are not the Company or an affiliate of the Company, has held such beneficial interest for a continuous period at least equal to the entire applicable holding period under Rule 144(d)(1) of the Securities Act of 1933 and otherwise pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(7) ☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Note Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Note Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

A-1-13

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

A-1-14

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Note is $ . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT A-4-2

[FORM OF FACE OF REGULATION S INITIAL NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH FN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Notes Legend]

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

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[Each Definitive Note shall bear the following additional legend:]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Each Note shall bear the following additional legend:]

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN ‘‘EMPLOYEE BENEFIT PLAN’’ AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), (B) A ‘‘PLAN’’ AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), (C) A PERSON INVESTING ‘‘PLAN ASSETS’’ (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE ‘‘PLAN ASSETS’’ BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).]

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[FORM OF REGULATION S INITIAL NOTE]

No. S-[ ]	$

5.500% Senior Notes due March 24, 2036

CUSIP No. U81972 AD0

ISIN No. USU81972AD02

TAKEOFF MERGER SUB INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Dollars [listed on the Schedule of Increases or Decreases in Global Note attached hereto] 16 on March 24, 2036.

Interest Payment Dates: March 24 and September 24

Record Dates: March 9 and September 9

Additional provisions of this Note are set forth on the other side of this Note.

[16]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

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IN WITNESS WHEREOF the Company has caused this instrument to be duly executed.

TAKEOFF MERGER SUB INC.

By:
Name:
Title:

Dated: March 24, 2026

CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF REGULATION S INITIAL NOTE]

5.500% Senior Notes due March 24, 2036

1.	INTEREST

TAKEOFF MERGER SUB INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually in arrears on March 24 and September 24 of each year, commencing September 24, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 24, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. [All references in the Indenture or this Note to “interest” shall be deemed to include Additional Interest, if any, unless the context requires otherwise. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.] 17

2.	METHOD OF PAYMENT

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 9 or September 9 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by the Paying Agent by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will make all payments in respect of a certificated Note (including principal and interest) at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the U.S. if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion).

[17]	For Restricted Notes only.

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3.	PAYING AGENT, SECURITY REGISTRAR AND AUTHENTICATION AGENT

Initially, the Trustee will act as Paying Agent, Note Registrar and Authentication Agent. The Company may appoint and change any Paying Agent or Note Registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent or Note Registrar.

4.	INDENTURE

The Company issued the Notes under an Indenture dated as of March 24, 2026 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.

The Notes are senior unsecured obligations of the Company.

5.	OPTIONAL REDEMPTION

The Company may redeem the Notes in whole or in part at any time or from time to time at the applicable redemption prices. Prior to December 24, 2035 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a)

the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined herein) plus 25 basis points less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the applicable Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On the Par Call Date, the Company may redeem such Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the applicable Par Call Date. If there is no United States Treasury security maturing on such Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date for such series of Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any optional redemption will be mailed at least ten days but not more than 60 days before the Redemption Date to each registered holder of any of the Notes to be redeemed. Unless the Company defaults in the payment of the redemption price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the Redemption Date, the Company will deposit with a Paying Agent, or the Trustee, sufficient funds to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate (and in accordance with the procedures of the Depositary).

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The notice of redemption that relates to any Note that is redeemed in part only will state the portion of the principal amount thereof to be redeemed. Any redemption of the Notes at the Company’s option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent.

6.	OFFER TO REPURCHASE

Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. Following a Change of Control Triggering Event, the offer will be made in accordance with Section 10.10 of the Indenture.

7.	SINKING FUND

Except as set forth in Section 6, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

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11.	DISCHARGE AND DEFEASANCE

Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption, or maturity, as the case may be.

12.	AMENDMENT, WAIVER

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

13.	DEFAULTS AND REMEDIES

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator or holder of any equity interests in the Company or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, his or her status as a director, officer, employee, incorporator or holder of equity interests. Each Holder by accepting a Note waives and releases all such liability.

16.	AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually signs the certificate of authentication on the other side of this Note.

17.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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18.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.	CUSIP NUMBERS, ISINS AND COMMON CODES

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $     principal amount of Notes held in (check applicable space)     book-entry or     definitive form by the undersigned.

The undersigned:

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	is exchanging this Note in connection with an expected transfer to an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes; and

check the following, if applicable:

☐	is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐	the transferee is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐	to the Company or Subsidiary thereof; or

(2) ☐	to the Note Registrar for registration in the name of the Holder, without transfer; or

(3) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4) ☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

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(5) ☐

outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture);

(6) ☐

by the undersigned who, together with its immediate predecessor holders who are not the Company or an affiliate of the Company, has held such beneficial interest for a continuous period at least equal to the entire applicable holding period under Rule 144(d)(1) of the Securities Act of 1933 and otherwise pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(7) ☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Note Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Note Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

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TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Note is $     . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT B

[FORM OF FACE OF EXCHANGE NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Each Definitive Note shall bear the following additional legend:]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

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[Each Note shall bear the following additional legend:]

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS NOTE TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT (AND FOR SO LONG AS IT HOLDS A NOTE OR INTEREST THEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS ANY NOTE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), (A) AN ‘‘EMPLOYEE BENEFIT PLAN’’ AS DEFINED IN AND SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), (B) A ‘‘PLAN’’ AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), (C) A PERSON INVESTING ‘‘PLAN ASSETS’’ (WITHIN THE MEANING OF ERISA), (D) ANY ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED FOR PURPOSES OF ERISA OR THE CODE TO INCLUDE ‘‘PLAN ASSETS’’ BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR (E) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO ANY LAWS OR RULES THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE, OR (II) ITS PURCHASE AND HOLDING OF SUCH NOTE (OR ANY INTEREST THEREIN) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE EXEMPTION OR EXCEPTION FROM THE PROHIBITIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE (OR, IN THE CASE OF SUCH A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SUCH SIMILAR LAWS OR RULES).]

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[FORM OF EXCHANGE NOTE]

No. A-[ ] $

[ ]% Senior Notes due [ ] 20[ ]

CUSIP No. [ ]
ISIN No. [ ]

TAKEOFF MERGER SUB INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Dollars [listed on the Schedule of Increases or Decreases in Global Note attached hereto] 18 on [ ], 20[ ].

Interest Payment Dates: [ ] and [ ].

Record Dates: [ ] and [ ].

Additional provisions of this Note are set forth on the other side of this Note.

[18]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

TAKEOFF MERGER SUB INC.

By:
Name:
Title:

Dated: [   ]

CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF EXCHANGE NOTE]

[ ]% Senior Notes due [ ] [ ], 20[ ]

1.	INTEREST

TAKEOFF MERGER SUB INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually in arrears on [ ] and [ ] of each year, commencing [ ], 20[ ]. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [ ], 20[ ] until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	METHOD OF PAYMENT

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the [ ] or [ ] next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date (whether or not a Business Day). The Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by the Paying Agent by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will make all payments in respect of a certificated Note (including principal and interest) at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the U.S. if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion).

3.	PAYING AGENT, SECURITY REGISTRAR AND AUTHENTICATION AGENT

Initially, the Trustee will act as Paying Agent, Note Registrar and Authentication Agent. The Company may appoint and change any Paying Agent or Note Registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent or Note Registrar.

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4.	INDENTURE

The Company issued the Notes under an Indenture dated as of March 24, 2026 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.

The Notes are senior unsecured obligations of the Company.

5.	OPTIONAL REDEMPTION

The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 15 basis points less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the [Stated Maturity of the Notes]/[applicable Par Call Date] (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to [the Stated Maturity]/[applicable Par Call Date] on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

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If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the [Stated Maturity]/[Par Call Date]. If there is no United States Treasury security maturing on [such Stated Maturity]/[the applicable Par Call Date], but there are two or more United States Treasury securities with a maturity date equally distant from [such Stated Maturity]/[the Par Call Date], one with a maturity date preceding [such Stated Maturity]/[the Par Call Date] and one with a maturity date following [such Stated Maturity]/[the Par Call Date], we shall select the United States Treasury security with a maturity date preceding [such Stated Maturity]/[the Par Call Date]. If there are two or more United States Treasury securities maturing on [such Stated Maturity]/[the Par Call Date] for such series of Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any optional redemption will be mailed at least ten days but not more than 60 days before the Redemption Date to each registered holder of any of the Notes to be redeemed. Unless the Company defaults in the payment of the redemption price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the Redemption Date, the Company will deposit with a Paying Agent, or the Trustee, sufficient funds to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate (and in accordance with the procedures of the Depositary).

The notice of redemption that relates to any Note that is redeemed in part only will state the portion of the principal amount thereof to be redeemed. Any redemption of the Notes at the Company’s option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent.

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6.	OFFER TO REPURCHASE

Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. Following a Change of Control Triggering Event, the offer will be made in accordance with Section 10.10 of the Indenture.

7.	SINKING FUND

Except as set forth in Section 6, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

11.	DISCHARGE AND DEFEASANCE

Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars or Government Obligations for the payment of principal of and interest on the Notes to redemption, or maturity, as the case may be.

12.	AMENDMENT, WAIVER

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

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13.	DEFAULTS AND REMEDIES

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

14.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator or holder of any equity interests in the Company or, at any time when the Notes are guaranteed, the Guarantors’ or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Notes, or, at any time when the Notes are Guaranteed, any obligations of the Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, his or her status as a director, officer, employee, incorporator or holder of equity interests. Each Holder by accepting a Note waives and releases all such liability.

16.	AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually signs the certificate of authentication on the other side of this Note.

17.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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19.	CUSIP NUMBERS, ISINS AND COMMON CODES

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Note is $ . The following increases or decreases in this Global Note have been made:

			Principal	Signature of
	Amount of	Amount of	Amount of this	authorized
	decrease in	increase in	Global Note	signatory of
	Principal	Principal	following such	Trustee or
Date of	Amount of this	Amount of this	decrease or	Notes
Exchange	Global Note	Global Note	increase	Custodian

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EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ], between [ ], a [ ] (the “Successor Company”), and Computershare Trust Company, N.A., a national banking association organized under the laws of the United States, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS Takeoff Merger Sub Inc., a Delaware corporation (the “Company”) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”) dated as of March 24, 2026, providing for the issuance of the Company’s [•]% Senior Notes due [•], 20[•] initially in the aggregate principal amount of $[•] and Additional Notes (as defined in the Indenture) thereunder from time to time (collectively, the “Notes”);

WHEREAS the Company has [consolidated with] [merged with and into] [conveyed, transferred or leased its Properties and assets substantially as an entirety to] the Successor Company;

WHEREAS Section 8.01(b) of the Indenture provides that under certain circumstances the Successor Company is required to execute and deliver to the Trustee a supplemental indenture pursuant to which the Successor Company expressly assumes the Company’s obligations under the Indenture and the Notes with respect to all series of Notes on the terms and conditions set forth, herein, and therein; and

WHEREAS pursuant to Section 9.01(a) of the Indenture, the Trustee and the Successor Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Company and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof,” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Assumption of Obligations. The Successor Company hereby agrees to assume all obligations of the Company as set forth under the Indenture and the Notes with respect to all series of Notes on the terms and subject to the conditions set forth therein and to be bound by all applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Company under the Indenture and the Notes.

3. Notices. All notices or other communications to the Successor Company shall be given to the following address: [ ].

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4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[SUCCESSOR COMPANY]

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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